                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             Castle BancGroup, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             CASTLE BANCGROUP, INC.
                            121 WEST LINCOLN HIGHWAY
                             DEKALB, ILLINOIS 60115
                                 (815) 758-7007

                                                               November 26, 2001


To the stockholders of Castle BancGroup, Inc.:

         You are cordially invited to attend a special meeting of stockholders of Castle BancGroup, Inc. to be held on December 20 2001, at 1:30 p.m., local time, at Castle Bank N.A., Sycamore branch, 511 West State Street, Sycamore, Illinois 60178.

         At the meeting, you will be asked to adopt a merger agreement, that, if adopted, will result in Castle being owned by First National of Nebraska, Inc. If the merger is completed as proposed, you will receive $18.00 in cash for each of your shares of Castle common stock, other than shares for which you properly exercise statutory appraisal rights.

         The investment banking firm of William Blair & Company, L.L.C. has issued its written opinion advising Castle that, as of the date of the opinion, the merger consideration to be received by Castle stockholders, other than First National of Nebraska, is fair to these stockholders from a financial point of view.

         AFTER CAREFULLY CONSIDERING THE MERGER, THE MERGER AGREEMENT AND THE BENEFITS WHICH WILL RESULT TO THE STOCKHOLDERS, THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF THE STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT.

         A notice of special meeting of stockholders and a proxy statement containing a discussion of the merger and related transactions accompany this letter. We urge you to read this material carefully before voting.

         Your vote is important. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Castle common stock. Whether or not you expect to attend the meeting in person, please complete and sign the accompanying proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may vote in person if you desire, even if you previously returned your proxy.

                                   Sincerely,

                                   /s/ John W. Castle

                                   John W. Castle
                                   Chairman of the Board

         Please do not send your common stock certificates at this time. If the merger is consummated, you will receive instructions regarding the surrender of your stock certificates.

                             CASTLE BANCGROUP, INC.
                            121 WEST LINCOLN HIGHWAY
                             DEKALB, ILLINOIS 60115
                                 (815) 758-7007

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 20, 2001


         NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Castle BancGroup, Inc. will be held on December 20, 2001 at 1:30 p.m., local time, at Castle Bank N.A., Sycamore branch, 511 West State Street, Sycamore, Illinois 60178, for the following purposes:

         - to adopt an agreement and plan of merger, dated as of September 7, 2001, by and among First National of Nebraska, Inc. and its wholly owned subsidiary First National of Illinois, Inc., and Castle BancGroup, Inc. under which First National of Illinois will merge with and into Castle, with Castle surviving as a wholly owned subsidiary of First National of Nebraska; and

         - to transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         A copy of the merger agreement appears as Appendix A to the accompanying proxy statement.

         Only stockholders of record at the close of business on November 16, 2001 will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement.

         Each stockholder has the right to demand payment of the appraised fair value of the stockholder's shares. The right of a stockholder to receive this payment is contingent upon strict compliance with the requirements of Section 262 of the Delaware General Corporation Law, which is contained in Appendix C to the accompanying proxy statement. A summary of these requirements is contained in the proxy statement. The obligation of First National of Nebraska to effect the merger is conditioned upon the holders of not more than 10 percent of the shares of Castle common stock validly asserting these appraisal rights.

                                             By Order of the Board of Directors,

                                             /s/ John W. Castle

                                             John W. Castle
                                             Chairman of the Board

November 26, 2001
DeKalb, Illinois

                             CASTLE BANCGROUP, INC.
                            121 WEST LINCOLN HIGHWAY
                             DEKALB, ILLINOIS 60115
                                 (815) 758-7007

                                 PROXY STATEMENT

         This proxy statement is furnished by the board of directors of Castle BancGroup, Inc. in connection with the solicitation of proxies for use at a special meeting of Castle stockholders to be held on December 20, 2001, at 1:30 p.m., local time, at Castle Bank N.A., Sycamore branch, 511 West State Street, Sycamore, Illinois 60178. The purpose of the special meeting is to vote on an agreement and plan of merger dated as of September 7, 2001 by and among Castle, First National of Nebraska, Inc. and First National of Illinois, Inc.

         If the merger contemplated by the merger agreement is completed, Castle will become a wholly owned subsidiary of First National of Nebraska, and First National of Nebraska will pay you $18.00 in cash for each share of Castle common stock you own, subject to your exercise of statutory appraisal rights.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote by completing and signing the enclosed proxy card and mailing it to us. The persons named in the proxy will vote your shares in accordance with your instructions. IF YOU COMPLETE, SIGN, AND MAIL YOUR PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. If you abstain or do not vote, this will have the same effect as a vote against adoption of the merger agreement.

         This proxy statement provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.

         This proxy statement, the accompanying notice of special meeting and the accompanying form of proxy are first being mailed to Castle stockholders on or about November 26, 2001.

                                TABLE OF CONTENTS

SUMMARY...........................................................................................................1

FORWARD-LOOKING STATEMENTS........................................................................................7

THE MEETING.......................................................................................................8

   Date, Time, Place and Record Date..............................................................................8

   Matters to be Considered.......................................................................................8

   Vote Required..................................................................................................8

   Proxies........................................................................................................8

THE MERGER........................................................................................................9

   Background of and Reasons for the Merger.......................................................................9

   Recommendation of the Board of Directors......................................................................13

   Opinion of Financial Advisor..................................................................................13

   Interests of Castle Directors and Executive Officers in the Merger............................................18

   Appraisal Rights..............................................................................................20

THE MERGER AGREEMENT.............................................................................................22

   General.......................................................................................................22

   Effective Time................................................................................................22

   Merger Consideration..........................................................................................22

   Surrender of Castle Stock Certificates........................................................................23

   Representations and Warranties................................................................................24

   Covenants.....................................................................................................25

   Conditions to the Merger......................................................................................30

   Waiver and Amendment; Termination.............................................................................31

   Regulatory Approvals..........................................................................................33

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER....................................................................34

SECURITY OWNERSHIP...............................................................................................35

PRICE RANGE OF COMMON STOCK AND DIVIDENDS........................................................................37

STOCKHOLDER PROPOSALS............................................................................................37

WHERE YOU CAN FIND MORE INFORMATION..............................................................................37


Appendix A  --  Agreement and Plan of Merger
Appendix B  --  Opinion of William Blair & Company, L.L.C.
Appendix C  --  Section 262 of the Delaware General Corporation Law

                                     SUMMARY

         This summary highlights selected information from this proxy statement. It may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this document and the documents we refer to. See "Where You Can Find More Information" on page 37.

THE MERGER (PAGE 9)

         General. Each Castle BancGroup, Inc. stockholder is being asked to consider and vote upon a proposal to adopt the merger agreement, under which First National of Illinois, Inc., a wholly owned subsidiary of First National of Nebraska, Inc., will merge with and into Castle. Castle will survive the merger as a wholly owned subsidiary of First National of Nebraska.

         Merger Consideration. Upon consummation of the merger, each share of Castle common stock outstanding immediately before the effective time of the merger, except shares held by any wholly owned subsidiary of Castle and shares for which Castle stockholders have validly asserted appraisal rights under
Section 262 of the Delaware General Corporation Law, will be converted into the right to receive $18.00 in cash. Also, each outstanding Castle stock option, regardless of whether exercisable under the Castle stock benefit plan, will be converted into the right to receive $18.00 in cash, less the exercise price of the stock option.

         Effective Time. The closing of the merger will take place on the fifteenth business day following the end of the month in which Castle and First National of Nebraska have received all final regulatory approvals, the stockholders of Castle have adopted the merger agreement, and all applicable waiting periods have expired, or any other date on which the companies agree. The merger will become effective at the time of filing a certificate of merger with the Delaware Secretary of State or at a later time on which the companies agree and which is stated in this certificate of merger. The merger is expected to be completed in the first quarter of 2002.

THE COMPANIES

         Castle. Castle is a bank holding company registered under the Bank Holding Company Act of 1956 that was incorporated as a Delaware corporation in 1984. Castle conducts its business primarily through two wholly owned subsidiaries, Castle Bank N.A., a national banking association, and SBI Illinois, Inc. Castle has two additional wholly owned subsidiaries, CasBanc Mortgage, Inc. and Castle Finance Company, which have been closed and continue to wind down their remaining businesses.

         Castle Bank provides banking services, including demand, savings and time deposits, loans, cash management, electronic banking services, trust services, and credit and debit cards. Castle Bank serves a diverse customer base, including individuals, businesses, governmental units, and institutional customers. Castle Bank has eleven banking offices in north central Illinois.

         Castle is engaged in coordinating the policies and operations of its Castle Bank to improve and expand its products and services. Castle provides Castle Bank with auditing, marketing, accounting, human resources, data processing, and management services, training, and business development assistance.

         At September 30, 2001, Castle had total assets of $583 million, total stockholders' equity of $49 million and total deposits of $511 million.

         Castle's principal executive offices are located at 121 West Lincoln Highway, DeKalb, Illinois 60115. Castle's telephone number is (815) 758-7007.

         First National of Nebraska. First National of Nebraska is a Nebraska-based interstate financial holding company that traces its origins back to 1857 and currently ranks among the ten largest banking companies headquartered west of the Mississippi River. Its principal subsidiaries include First National Bank of Omaha and its subsidiaries, First National Bank and Trust Company of Columbus, First National Bank, North Platte, Platte Valley State Bank and Trust Company, Kearney, The Fremont National Bank and Trust Company and its subsidiary, First National Bank of Kansas in Overland Park, Kansas, First National Bank South Dakota in Yankton, South Dakota, and First National of Colorado, Inc., and its subsidiaries.

         First National of Nebraska also has a number of nonbanking subsidiaries that are engaged in various businesses, including merchant credit card processing and credit card servicing for other banks, automated clearinghouse transactions, check processing, and mortgage lending. In 2000, it was the eleventh largest merchant credit card processor in the United States, with over $24.4 billion in transactions processed in that year. In addition, it was ranked among the top twenty largest automated clearinghouse processors in the country and one of the largest check processors in its market area.

         First National of Nebraska's primary business is making individual consumer, commercial, agricultural and real estate loans to its customers. The commercial loan portfolio is diversified, consisting of numerous industries located or headquartered primarily in Nebraska, Colorado, Kansas, South Dakota and Iowa. The majority of individual consumer loans are to customers located in the central part of the United States and are primarily credit card loans. First National of Nebraska has over 48 years of experience providing credit card services and was one of the originators of the bank credit card industry. Its principal banking subsidiary, First National Bank of Omaha, conducts a significant consumer credit card service under license arrangements with VISA USA and MasterCard International, Inc. In 2000, First National of Nebraska was ranked as the ninth largest bank issuer of credit cards.

         At September 30, 2001, First National of Nebraska had consolidated total assets of $9.6 billion, total stockholders' equity of $791 million and total deposits of $7.9 billion.

         First National of Nebraska's principal executive offices are located at One First National Center, 16th & Dodge Streets, Omaha, Nebraska 68197. First National of Nebraska's telephone number is (402) 341-0500.

         First National of Illinois. First National of Illinois, a recently formed Delaware corporation and wholly owned subsidiary of First National of Nebraska, does not conduct any ongoing operations. Its primary purpose is to facilitate First National of Nebraska's acquisition of Castle.

         First National of Illinois' principal executive offices are located at One First National Center, 16th & Dodge Streets, Omaha, Nebraska 68197. First National of Illinois' telephone number is (402) 341-0500.

THE MEETING (PAGE 8)

         Meeting and Record Date. Castle will hold a special meeting of stockholders on December 20, 2001, at 1:30 p.m., local time, at Castle Bank, Sycamore branch, 511 West State Street, Sycamore, Illinois 60178. Only holders of record of common stock at the close of business on the record date, November 16, 2001, are entitled to notice of, and to vote at, the meeting.

         Matters to be Considered. At the meeting, stockholders will vote on the adoption of the merger agreement. Stockholders will also consider and vote upon other matters that may properly be brought before the meeting.

         Vote Required. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Castle. As of the record date, there were 4,423,869 shares of Castle common stock entitled to be voted at the meeting. Particular directors and stockholders of Castle, who collectively own 1,449,923 shares or approximately 32.8 percent of the common stock, have agreed to vote their shares in favor of adoption of the merger agreement. Adoption of the merger agreement by the Castle stockholders is a condition to consummation of the merger. See "The Merger Agreement-Conditions to the Merger" on page 30.

INTERESTS OF CASTLE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 18)

         The merger agreement provides for the cancellation of all stock options outstanding under Castle's stock benefit plans, including options that are not currently exercisable, in consideration of a cash payment at the time of the merger. First National of Nebraska has agreed to cause the surviving corporation to indemnify persons who serve or have served as directors or officers of Castle, and to purchase directors' and officers' insurance, for a period of six years after the merger. First National of Nebraska also has agreed to continue the employment, compensation and benefits of all Castle employees, including officers, for at least 180 days after the merger. As a result of these provisions, Castle's executive officers and directors may be deemed to have interests in the merger in addition to their interests as stockholders of Castle generally. Castle's board was aware of all of the interests described in this proxy statement and considered them and other matters in approving the merger agreement and the transactions contemplated by the merger agreement.

APPRAISAL RIGHTS (PAGE 20)

         Holders of record of shares of Castle common stock who do not vote to adopt the merger agreement may elect to have the fair value of their shares of common stock judicially appraised and paid to them in cash. This fair value, which will be based on all relevant factors and exclude any element of value arising from the accomplishment or expectation of the merger, may be more than, the same as, or less than the merger consideration. To exercise these appraisal rights, stockholders must deliver a written demand for appraisal to Castle before the vote on the merger agreement and comply with other requirements of
Section 262 of the Delaware General Corporation Law, the full text of which is attached to this proxy statement as Appendix C. Any deviation from the requirements of Section 262 may result in forfeiture of appraisal rights. Voting for adoption of the merger agreement, or delivering a proxy that does not direct a vote against or expressly abstain from the vote on adoption of the merger agreement, will constitute a waiver of a stockholder's right to seek appraisal for the shares of common stock voted or covered by that proxy and will nullify any written demand for appraisal submitted by that stockholder. Voting against or failing to vote for adoption of the merger agreement will not by itself constitute a valid assertion of appraisal rights. The obligation of First National of Nebraska to consummate the merger is conditioned upon the holders of not more than 10 percent of the shares of Castle common stock validly asserting appraisal rights.

THE MERGER AGREEMENT (PAGE 22)

         The merger agreement is attached as Appendix A to this proxy statement. You should read the merger agreement because it is the legal document that governs the merger. The merger agreement includes many important provisions which are described in detail elsewhere in this proxy statement, including provisions that:

         - require Castle to conduct its business according to particular guidelines;

         - require that specified conditions be satisfied or waived before the merger may be consummated;

         - regulate the ability of the companies to waive or amend provisions of the merger agreement; and

         - regulate the ability of the companies to terminate the agreement.

         Conditions. Conditions to the parties' obligations to consummate the merger include:

         -        the receipt of all regulatory approvals;

         - the adoption of the merger agreement by the holders of Castle common stock;

         - the absence of any legal restraint or governmental proceeding preventing or prohibiting the merger;

         - the performance by the companies in all material respects of all their covenants and agreements in the merger agreement before or at the closing date; and

         - the accuracy in all material respects of the representations and warranties of the companies in the merger agreement.

         In addition, First National of Nebraska's obligations are subject to the following additional conditions:

         - the holders of no more than 10 percent of the shares of Castle common stock having validly asserted appraisal rights;

         - there being no more than 4,639,026 shares of Castle common stock outstanding on a fully diluted basis as of the closing date; and

         - Castle's stockholders' equity, as reported on the consolidated interim financial statements as of the month end immediately preceding the closing date, being at least $46,000,000, excluding any adjustment made to Castle's loan loss reserve amount under the merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 13)

         Castle's board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger is advisable and in the best interests of Castle and its stockholders. CASTLE'S BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR (PAGE 13)

         Castle retained William Blair & Company, L.L.C. to be its financial advisor regarding the transactions contemplated by the merger agreement and to evaluate the financial terms of the merger.

         On September 7, 2001, William Blair delivered its written opinion addressed to Castle's board of directors that, as of that date, the merger consideration to be received by Castle stockholders, other than First National of Nebraska, is fair to these stockholders from a financial point of view.

         The full text of the written opinion of William Blair is attached as Appendix B and is incorporated by reference in this proxy statement. YOU ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

ACCOUNTING TREATMENT

         The merger will be accounted for as a purchase transaction.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 34)

         In general, the receipt of cash for shares of common stock under the merger agreement or pursuant to the valid exercise of appraisal rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. For federal income tax purposes, you will recognize capital gain or loss based on the difference between the cash you receive and your tax basis in your shares of Castle common stock. Any capital gain or loss will be long-term if you have held your shares for more than 12 months as of the effective time of the merger.

         Because tax consequences may vary depending upon the particular circumstances of a stockholder, you are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of federal and state, local, foreign and other tax laws.

REGULATORY APPROVALS (PAGE 33)

         The merger is subject to the prior approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. On November 7, 2001, First National of Nebraska submitted an application for approval by the Federal Reserve Board.

         First National of Nebraska anticipates obtaining the approval of the Federal Reserve Board during the fourth quarter of 2001. However, there can be no assurance as to whether the Federal Reserve Board will approve the transaction or, if it does, as to the timing of its approval.

         The consummation of the merger is conditioned upon obtaining all regulatory approvals required for consummation of the merger agreement transactions and the expiration of all statutory waiting periods. There can be no assurance that this condition will be satisfied. See "The Merger Agreement-Conditions to the Merger" on page 30.

MARKET AND MARKET PRICES

         Castle's common stock is currently included for quotation on the OTC electronic bulletin board under the symbol "CTBG.OB." The following table shows the high and low sale prices per share of Castle common stock for September 7, 2001, the trading date preceding public announcement of the proposed merger and the execution of the merger agreement, and November 16, 2001, the most recent practicable trading date preceding the mailing of this proxy statement. For additional information about Castle's stock price, see "Price Range of Common Stock and Dividends" on page 37.


                                                                                     Low        High
                                                                                     ---        ----
September 7, 2001  .............................................................    $11.75     $11.75
November 16, 2001  .............................................................    $17.44     $17.25

                           FORWARD-LOOKING STATEMENTS

         This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of First National of Nebraska and Castle as well as information relating to the merger. There are forward-looking statements throughout this proxy statement, including statements containing the words "believes," "expects," "anticipates," "intends," "estimates" or other similar expressions. For each of these statements, Castle claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of each of First National of Nebraska and Castle. These forward-looking statements speak only as of the date on which the statements were made.

         In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

         - financial performance of each of First National of Nebraska and Castle through completion of the merger;

         -        changes in the industries and markets served by us;

         - the timing of, and regulatory and other conditions associated with, the completion of the merger;

         - intensified competitive pressures in the industries and markets in which we compete;

         -        the loss of key employees; and

         -        general economic conditions.

                                   THE MEETING

DATE, TIME, PLACE AND RECORD DATE

         Castle will hold a special meeting of stockholders on December 20, 2001, at 1:30 p.m., local time, at Castle Bank, Sycamore branch, 511 West State Street, Sycamore, Illinois 60178.

         Castle has fixed the close of business on November 16, 2001 as the record date for the meeting. Only holders of record of shares of common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting. As of the record date, there were outstanding and entitled to be voted 4,423,869 shares of common stock.

MATTERS TO BE CONSIDERED

         At the meeting, stockholders will vote on the adoption of a merger agreement under which First National of Illinois, a wholly owned subsidiary of First National of Nebraska, will merge with and into Castle, and each share of Castle common stock will be converted into the right to receive $18.00 in cash, subject to the exercise of statutory appraisal rights. See "The Merger Agreement-Merger Consideration" on page 22. Stockholders will also consider and vote upon any other matters that may properly be brought before the meeting. As of the date of this proxy statement, Castle knows of no business that will be presented for consideration at the meeting other than the matters described in this proxy statement.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Castle common stock, whether present in person or represented by properly executed proxy, is required to adopt the merger agreement. Abstentions and broker non-votes will have the same effect as votes against the proposal to adopt the merger agreement. Brokers holding shares of record for customers generally are not entitled to vote on particular matters unless they receive voting instructions from their customers. "Broker non-votes" refers to a broker, bank or other nominee holding shares for a beneficial owner that cannot vote on the proposal to adopt the merger agreement because the broker, bank or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         Each holder of record as of the record date will be entitled to cast one vote per share on the proposal to adopt the merger agreement at the meeting. This vote may be exercised in person or by properly executed proxy.

         The presence, in person or represented by properly executed proxy, of the holders of a majority of the outstanding shares of Castle common stock is necessary to constitute a quorum. In the absence of a quorum, Castle expects that the meeting will be adjourned or postponed by the holders that are present to allow for the solicitation of additional proxies. Abstentions and broker non-votes will be treated as shares present at the meeting for purposes of determining the presence of a quorum. Adoption of the merger agreement by the stockholders of Castle is a condition to consummation of the merger. See "The Merger Agreement-Conditions to the Merger" on page 30.

PROXIES

         Shares of common stock represented by properly executed proxies received before or at the meeting will, unless these proxies have been revoked, be voted at the meeting and any adjournments or postponements of the meeting, in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted in favor of adoption of the merger agreement.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either:

         - by delivering to the Secretary of Castle, at Castle BancGroup, Inc., 121 West Lincoln Highway, DeKalb, Illinois 60115, on or before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares, or

         -        by attending the meeting and voting in person.

         Attendance at the meeting will not in itself constitute the revocation of a proxy.

         If any other matters are properly presented for consideration at the meeting, the persons acting under the proxy will have discretion to vote on these matters according to their best judgment. If a proposal to adjourn the meeting is properly presented, however, the persons acting under the proxy will not have discretion to vote in favor of the adjournment proposal any shares for which they have received instructions to vote against the adoption of the merger agreement. As of the date of this proxy statement, Castle knows of no other matters to be presented at the meeting.

         In addition to solicitation by mail, directors, officers and employees of Castle, who will not be specifically compensated for these services, may solicit proxies from the stockholders of Castle, personally or by telephone, telegram or other forms of communication. Castle will request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners and will reimburse them for their reasonable expenses incurred in sending proxy material to beneficial owners. American Stock Transfer & Trust Company, Castle's transfer agent, will perform some of these functions. Castle will bear its own expenses in connection with the solicitation of proxies for the meeting.

         HOLDERS OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                   THE MERGER

BACKGROUND OF AND REASONS FOR THE MERGER

         Background of the Merger. The past several years have been a period of substantial and rapid change in the financial services industry, characterized by increasing consolidation, intensified competition and continued growth through acquisition by many of the larger and regional banking organizations. Castle's executive officers and directors have sought to remain apprised of trends and issues in the financial services industry and have maintained an open door policy regarding inquiries Castle has from time to time received from potential merger partners.

         In September 1999, Castle's board of directors undertook a review of Castle's financial and strategic alternatives with the assistance of an investment banking firm. The board reviewed Castle's competitive positions in its banking markets, Castle's business lines, and securities and merger and acquisition market conditions, as well as the potential impact of alternative business, financial and merger strategies. Following the review, Castle's board determined to continue to pursue its existing strategies and remain receptive to potential merger opportunities.

         In January 2000, Castle received a merger inquiry from a super-regional banking company. Castle's Chairman met with executives of this company and found its banking philosophy to be compatible with that of Castle. However, Castle's executive management and board determined that the value of this company's proposed all-stock merger was insufficient to cause Castle to vary from its independent course. Castle subsequently authorized William Blair to contact three regional banking companies on Castle's behalf to explore interest in a potential merger with Castle. William Blair's contacts did not result in any expressions of interest in a merger with Castle.

         In March 2001, First National of Nebraska's Chairman met with representatives of William Blair to discuss generally merger opportunities in Illinois. Following this meeting, William Blair provided First National of Nebraska with publicly available information on Castle. On March 19, 2001, representatives of William Blair and Castle's Chairman met with First National of Nebraska's Chairman.

         In late April 2001, Castle's Chairman and a director of Castle met with First National of Nebraska's Chairman and a Senior Vice President in DeKalb, Illinois. Castle's Chairman and First National of Nebraska's Chairman and the Senior Vice President toured Castle's banking markets. Following the DeKalb meeting, First National of Nebraska gave Castle an oral indication of interest in a possible all-cash transaction at $15.00 per share of Castle common stock. After further discussion, First National of Nebraska increased its oral, all-cash indication of interest to $18.00 per share of Castle common stock.

         In May 2001, First National of Nebraska provided Castle with a non-binding written indication of interest for an all-cash purchase of at least 51 percent and up to 100 percent of Castle's outstanding common stock at $18.00 per share. This indication did not include payment for Castle's outstanding stock options. On each of May 21 and May 30, 2001, Castle's board of directors held meetings to consider First National of Nebraska's indication of interest. In particular, on May 21 and May 30, Castle's board consulted with William Blair regarding the financial aspects of the transaction and the fairness of the merger consideration to Castle's stockholders from a financial point of view. On May 30, Castle's board also consulted with outside legal counsel regarding the legal and fiduciary duties of Castle's board of directors, regulatory matters, tax matters, the merger agreement and related issues. In addition, Castle's board consulted with Castle's Chairman and Chief Executive Officer and President on all of the foregoing issues as well as on more conceptual issues, advantages and risks of the proposed merger. At Castle's request, First National of Nebraska entered into a confidentiality agreement regarding Castle in late May 2001.

         On June 4, 2001, Castle retained William Blair to provide specific investment banking services regarding a possible business combination of Castle with First National of Nebraska. See "-Opinion of Financial Advisor" on page 13. Castle selected William Blair based on its experience and expertise in mergers and its familiarity with Castle and its business.

         In June 2001, Castle's Chief Executive Officer, together with a business consultant of Castle, met with the Senior Vice President of First National of Nebraska at an off-site location to provide First National of Nebraska with more detailed financial information about Castle. First National of Nebraska provided Castle with a first draft of the merger agreement. The companies continued discussions regarding transaction terms and valuation. First National of Nebraska improved its indication of interest to include payment for Castle's outstanding stock options and job protection provisions for Castle employees. The merger consideration was determined through arm's-length negotiations between Castle and First National of Nebraska. William Blair provided advice to Castle during these negotiations.

         From July through the first week of September 2001, Castle, assisted by William Blair and Castle's outside legal counsel, and First National of Nebraska, assisted by its outside legal counsel, negotiated the definitive merger agreement.

         On September 6, 2001, Castle's board of directors held a meeting in which William Blair and Castle's outside counsel participated. This meeting included a detailed discussion of the proposed transaction and materials that had been furnished to Castle's directors in advance of the meeting. William Blair reviewed the events leading to the proposed transaction, provided a financial analysis of the proposed transaction and expressed orally an opinion that the merger consideration to be received by Castle stockholders in the merger was fair to them from a financial point of view. William Blair confirmed this oral opinion in writing by letter dated September 7, 2001. See "-Opinion of Financial Advisor" on page 13. Castle's legal counsel reviewed legal aspects of the proposed transaction and merger agreement. After thorough discussion of the proposed transaction, Castle's board determined that the merger was advisable and in the best interests of Castle's stockholders and, subject to the satisfactory resolution of particular remaining issues, approved the merger agreement and related documents substantially in the form presented and authorized Castle's Chairman to execute the merger agreement. On September 7, 2001, Castle and First National of Nebraska resolved the remaining issues, and the companies executed the merger agreement. Castle and First National of Nebraska issued a joint press release on September 10, 2001 announcing the execution of the merger agreement.

         Under the merger agreement, First National of Nebraska had the right to terminate the merger agreement within ten days after completion of its due diligence review if First National of Nebraska discovered adverse information. See "The Merger Agreement - Waiver and Amendment; Termination" on page 31. First National of Nebraska has completed, and has advised Castle that it was satisfied with the results of, its due diligence review.

         Reasons for the Merger. In reaching its determination at the September 6, 2000 meeting that the merger was advisable and in the best interests of Castle's stockholders, Castle's board of directors considered a number of factors, without assigning any specific or relative weight to the consideration of these factors. Material factors considered include:

         - Castle's business, earnings, operations, financial condition, prospects, capital levels and asset quality, including recent and historic stock and earnings performance;

         - the current and prospective economic and competitive environments facing Castle and other financial institutions of similar size and character, including increased financial institution industry consolidation and intensified competition;

         - the board's belief that consolidation in the industry had reduced, and was likely to continue to reduce, the number of potential partners interested in and capable of providing Castle stockholders with a significant premium in a merger and acquisition context;

         - Castle's and First National of Nebraska's compatible banking philosophies and the impact of the merger on Castle's local communities and employees;

         - the expected benefits to Castle's customers of being part of a larger organization with greater financial resources to accommodate additional lending, greater technological sophistication and an extended product line;

         - the ability of First National of Nebraska to consummate the merger, including its financial resources to pay the aggregate merger consideration and the likelihood of obtaining necessary regulatory approvals;

         - the certainty of the value of the proposed cash merger consideration as opposed to stock consideration;

         - the fact that the merger agreement gave Castle the right, with some limitations, to terminate the merger agreement, upon payment of a termination fee, in order to enter into an agreement with a third party having terms more favorable to Castle's stockholders than the proposed merger with First National of Nebraska; and

         - the financial analyses and advice of William Blair, including William Blair's oral opinion at the meeting, which was confirmed in writing as of the date of the merger agreement, that the merger consideration was fair from a financial point of view to the holders of Castle common stock.

         Castle's board of directors also considered a variety of risks and other potentially negative factors concerning the merger, including:

         - the potential disruption of Castle's business that might result from the announcement of the merger;

         - the possibility that the merger may not be consummated, including because First National of Nebraska had the right to terminate the merger agreement if it was not satisfied with the results of its due diligence investigation;

         - the fact that, though the merger consideration was negotiated on an arm's-length basis between Castle, with the assistance of William Blair, and First National of Nebraska, Castle did not seek alternative competitive merger proposals;

         - the possible difficulties of integrating the companies' management and corporate culture; and

         - the uncertainty regarding stockholders', customers' and employees' perceptions of the merger.

         In the view of Castle's board of directors, these considerations were not sufficient, individually or in the aggregate, to outweigh the advantages of the merger.

         The discussion above includes the material factors considered by Castle's board of directors. In light of the wide variety of factors considered in its evaluation of the merger and the complexity of these matters, Castle's board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. Castle's board of directors conducted an overall analysis of these factors, including discussions with Castle's management, legal counsel, and financial advisor. In considering the factors described above, individual members of Castle's board may have assigned different weights to different factors. Castle's board of directors considered all these factors as a whole and considered the factors overall to be favorable and to support its determination.

         AFTER CONSIDERING ALL OF THESE FACTORS AS OF THE DATE OF THIS PROXY STATEMENT, CASTLE'S BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF CASTLE'S STOCKHOLDERS AND RECOMMENDS THAT CASTLE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Castle's board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger is advisable and in the best interests of Castle and its stockholders. CASTLE'S BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         William Blair has acted as financial advisor to Castle in connection with the merger. Castle selected William Blair based on its experience, expertise and familiarity with Castle and its business. William Blair has been engaged in the investment banking business since 1935 and continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions.

         Castle asked William Blair to evaluate the fairness of the merger consideration to Castle's stockholders from a financial point of view. At the September 6, 2001 meeting of the Castle board to evaluate the merger, William Blair orally informed the Castle board that Blair was prepared to deliver a written opinion as to the fairness of the merger consideration to Castle's stockholders from a financial point of view upon execution of the merger agreement. On September 7, 2001, the date of the merger agreement, William Blair delivered its written opinion to the Castle board that, as of September 7, 2001, and based upon and subject to various matters set forth in its opinion, the merger consideration was fair to Castle's stockholders from a financial point of view.

         Castle did not impose any limitations upon the scope of investigation or procedures followed by William Blair in connection with its opinion, nor did Castle give William Blair any specific instructions in connection with its opinion. The merger consideration was determined through arm's-length negotiations between Castle and First National of Nebraska, although William Blair advised Castle during the merger negotiations.

         We have attached William Blair's opinion as Appendix B to this proxy statement and incorporate it into this proxy statement by reference. You should read William Blair's opinion completely, along with the summary of the opinion contained in this proxy statement, to understand the assumptions made, procedures followed, matters considered and limitations on the review undertaken by William Blair in providing its opinion.

         William Blair's opinion was provided for the use and benefit of Castle's board of directors and addresses only the fairness of the merger consideration to holders of Castle common stock from a financial point of view. William Blair's opinion neither addresses the merits of Castle's underlying decision to engage in the merger nor constitutes a recommendation to any stockholder as to how the stockholders should vote on the merger agreement. The summary of William Blair's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

         In arriving at its opinion, William Blair:

-        reviewed the merger agreement;

         - reviewed particular Castle and First National of Nebraska publicly available financial information as well as specific Castle internal management reports;

         - reviewed other publicly available information on each of Castle and First National of Nebraska;

         - reviewed Castle's management-prepared financial forecasts for the next fiscal years;

         - discussed Castle's historical and prospective business, financial position and financial performance with the company's senior management;

         - reviewed historical market prices and trading activity in Castle's common stock and compared the merger consideration to selected historical market prices of Castle common stock;

         - compared a recent market price for Castle's common stock and the merger consideration to selected market pricing multiples and ratios of other publicly traded companies William Blair deemed relevant;

         - performed a discounted cash flow analysis of Castle's common stock on a "stand-alone" basis and compared Castle's recent stock price and the merger consideration to the imputed values yielded by this analysis; and

         - compared the merger consideration with the financial terms, to the extent publicly available, of other banking industry merger and acquisition transactions that William Blair deemed relevant.

         In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including the financial forecasts provided by Castle's senior management. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Castle or First National of Nebraska.

         The following is a summary of the material financial analyses William Blair employed and summarized for the Castle board in connection with the board's September 6, 2001 evaluation of the merger and William Blair's opinion dated as of the date of the merger agreement.

         In the following analyses, for comparison purposes, William Blair interchangeably uses the aggregate cash merger consideration of $81.7 million and the cash merger consideration per fully diluted common share of $18.00, in each case reflecting the effect of Castle's issued and outstanding stock options.

         Stock Trading History and Relative Performance. William Blair compared the merger consideration to Castle's recent stock price and related 52-week trading range. This examination showed that the $18.00 per share merger consideration to be paid in the proposed merger was a 44 percent premium over Castle's closing market price per share of $12.50 on August 31, 2001. William Blair presented a graph, which showed that over the previous year, Castle common stock ranged in price from a low of $10.00 to a high of $13.19 per share, noting that the proposed merger consideration was 80.0 percent and 36.5 percent above these 52-week low and high trading prices.

         William Blair presented a graph of Castle's stock price since December 28, 1998. William Blair observed that the merger consideration of $18.00 per share is higher than Castle's all-time high market trading price range between December 28, 1998 and August 31, 2001.

         William Blair further examined the total-return performance of Castle common stock for the period from December 28, 1998 to August 31, 2001, relative to the S&P 500 Index, the S&P Smallcap Bank Index and an index of the companies William Blair selected for use in the Comparable Market-Value Analysis of Castle described below, known as the Castle Comparable Index. The graph showed that over the period, Castle's total-return performance was similar to that of the Castle Comparable Index, with a slight underperformance overall. The graph also showed that both Castle and the Castle Comparable Index underperformed the two S&P indexes over the period, and William Blair noted that the S&P indexes represented companies significantly larger than Castle and the Castle comparable companies.

         Comparable Market-Value Analysis. William Blair compared selected pricing multiples and ratios implied by Castle's recent stock price and the merger consideration to corresponding current trading-market multiples and ratios of comparable companies William Blair deemed relevant to Castle. William Blair selected publicly traded bank holding companies according to the following criteria:

         - geographic emphasis on rural, near-metropolitan and mid-size Midwestern markets;

         - market capitalization generally between $500 million and $1.5 billion;

         -        traded in OTC electronic bulletin board or Nasdaq markets; and

         - excluding companies engaged in a merger and acquisition transaction as a seller.

         The selected Castle comparable companies included the following fifteen organizations:

First Mid-Illinois Bancshares, Mattoon, IL             Indiana United Bancorp, Greensburg, IN
Firstbank Corp., Alma, MI                              Lakeland Financial Corp., Warsaw, IN
Horizon Bancorp, Michigan City, IN                     LNB Bancorp Inc., Lorain, OH
NB&T Financial Group Inc., Wilmington, OH              Oak Hill Financial Inc., Jackson, OH
Lafayette Bancorp., Lafayette, IN                      Old Second Bancorp Inc., Aurora, IL
Main Street Trust Inc., Champaign, IL                  Princeton National Bancorp, Princeton, IL
Rurban Financial Corp., Defiance, OH                   UnionBancorp Inc., Ottawa, IL
First Busey Corp., Urbana, IL

         William Blair calculated and presented the selected market pricing multiples and ratios summarized below using market price data as of August 31, 2001, and financial data as of the then most recently available financial statement date, and for the twelve-month period then ended.


                                                  Castle            Comparable Market Range             Castle
                                                  Current     -------------------------------------     Merger
                                                Stock Price       Low        Median       High       Consideration
                                               -------------- ------------  ------------ ---------- ----------------
Multiple of market price to:
    Reported earnings                               11.3x         7.1x          12.1x       15.3x         16.5x
    Tangible core earnings                          10.8          7.1           11.3        14.5          16.5
    Current-year estimated earnings                 10.4          9.9           11.1        17.4          15.0
    Capital-equivalent tangible core earnings       10.3          9.1           11.1        14.1          15.2

Ratio of market price to:
    Book value                                     119.7%        83.4%         129.5%      178.8%        177.1%
    Tangible book value                            124.5         86.7          155.1       185.5         184.1
    Capital-equivalent tangible book value         127.1         90.9          151.4       212.0         193.0

         In the preceding analysis, tangible core earnings excludes intangible-asset amortization expense and non-recurring income and expense items. Estimated earnings are those prepared by securities analysts following each comparable company. Capital-equivalent figures include adjustments to price, tangible core earnings based on an assumed earnings rate and tangible book value, in each case for the excess capital of each company relative to a 7 percent tangible equity-to-assets ratio.

         Stand-Alone Discounted Cash Flow Analysis. William Blair compared Castle's recent stock price and the merger consideration to the imputed values yielded by a discounted cash flow analysis William Blair performed on Castle on a stand-alone basis, assuming Castle would continue to operate as an independent, publicly traded company. In preparing the discounted cash flow analysis, William Blair studied Castle's historical and present earnings and growth patterns and then projected income statements and balance sheets for a five-year period, using a series of assumptions pertaining to growth, interest margins, loan losses, non-interest income and expenses, income taxes and cash dividends. Before completion, William Blair reviewed and discussed the financial projections and underlying assumptions with Castle's senior management. To estimate projected net cash flows, William Blair adjusted projected earnings for specific non-cash expense items, including loan loss provisions and particular stock-related benefit plans. William Blair calculated the terminal value, the value of cash flows following the five-year projection period, based upon a growth-adjusted perpetuity of the fifth projected year's estimated net cash flow. To estimate the present value of the five years' estimated net cash flows and terminal value, William Blair used a discount rate of 13.5 percent. The discounted cash flow analysis, which William Blair tested over a range of balance sheet growth, net interest spread and discount rate assumptions, yielded imputed values for Castle common stock ranging from $12.44 to $17.25 per share with a midpoint of $14.55 per share, compared to a recent stock price of $12.50 per share and merger consideration of $18.00 per share.

         Comparable Transactions Analysis. William Blair compared selected pricing multiples and ratios implied by the merger consideration to corresponding merger and acquisition pricing multiples and ratios observed in transactions William Blair deemed relevant to the merger. William Blair selected banking industry merger and acquisition transactions according to the following criteria:

         -        transactions announced since January 2001;

         - geographic emphasis on selling companies operating in Midwestern markets;

         - total assets of seller generally between $250 million and $2.5 billion; and

         -        excluding merger of equals transactions.

         The selected comparable transactions included the following:

               Buyer                                                         Seller
               -----                                                         ------
Allegiant Bancorp, Inc., St. Louis, MO                     Southside Bancshares Corp., St. Louis, MO
Commerce Bancshares, Inc., Kansas City, MO                 Breckenridge Bancshares Company, St. Ann, MO
Fifth Third Bancorp, Cincinnati, OH                        Capital Holdings Inc., Sylvania, OH
Financial Federal MHC, Inc., Olympia Fields, IL            Success Bancshares, Inc., Lincolnshire, IL
First Banks, Incorporated, St. Louis, MO                   Union Financial Group Ltd, Swansea, IL
First Banks, Incorporated, St. Louis, MO                   Plains Financial Corporation, Des Plaines, IL
Harris Bankcorp, Inc., Chicago, IL                         First National Bancorp, Incorporated, Joliet, IL
Huntington Bancshares Incorporated, Columbus, OH           Empire Banc Corporation, Traverse City, MI
Integra Bank Corporation, Evansville, IN                   Webster Bancorp, Inc., Clay, KY
MAF Bancorp, Inc., Clarendon Hills, IL                     Mid Town Bancorp, Inc., Chicago, IL
Marshall & Ilsley Corporation, Milwaukee, WI               National City Bancorporation, Minneapolis, MN
Park National Corporation, Newark, OH                      Security Banc Corporation, Springfield, OH
ULLICO, Inc., Washington, DC                               Amalgamated Investments Company, Chicago, IL
Wells Fargo & Company, San Francisco, CA                   First Commerce Bancshares, Inc., Lincoln, NE
Wells Fargo & Company, San Francisco, CA                   Brenton Banks, Inc., Des Moines, IA


William Blair calculated and presented the selected pricing multiples and ratios summarized below using financial data for Castle and each acquired company as of the most recent financial statement date available at the time the transaction was announced, and for the twelve-month period then ended. William Blair used merger and acquisition transaction prices and related multiples and ratios as of the announcement dates for each of the comparable transactions.

                                                              Comparable Transaction Range           Castle
                                                         --------------------------------------      Merger
                                                             Low         Median        High      Consideration
                                                         ------------  ------------ ----------- ----------------
Multiple of transaction price to:
    Reported earnings                                       12.4x          15.8x        20.8x         16.5x
    Recurring earnings                                      18.1           19.0         22.6          16.5
    Forward earnings                                        14.0           15.1         17.3          15.0

Ratio of transaction price to:
    Book value                                             148.1%         191.7%       250.1%        177.1%
    Tangible book value                                    148.5          197.2        274.7         184.1
    Capital-equivalent tangible book value                 142.0          208.6        302.3         193.0

Transaction price premium over / (under) market price:
    One day before announcement                              8.9%          28.8%        59.5%         44.0%
    One month before announcement                            9.0           40.9         54.8          53.9
    Three months before announcement                         9.8           42.2         71.2          50.0
    One year before announcement                           -10.8           19.1        105.2          35.9

         In the preceding analysis, capital-equivalent figures include adjustments to price and tangible book value, in each case for the excess capital of each company relative to a 7 percent tangible equity-to-assets ratio.

         General. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary provided above, without considering the analyses as a whole, could create an incomplete view of the process underlying William Blair's opinion. In arriving at its fairness determination, William Blair considered the results of all analyses. No company or transaction used in the above analyses as a comparison is identical to Castle or the merger. The analyses were prepared solely for the purposes of William Blair's opinion provided to Castle's board as to the fairness from a financial point of view of the merger consideration to be received by the stockholders of Castle in the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the companies to the merger or William Blair, none of Castle, William Blair or any other person assumes responsibility if future results are materially different from those projected.

         William Blair's Engagement. Castle retained William Blair under an engagement letter agreement dated June 4, 2001 to render specific investment banking services in connection with a possible business combination of Castle with First National of Nebraska. In this engagement, Castle paid William Blair a cash fairness opinion fee of $100,000 and upon closing of the merger will pay William Blair a cash fee equal to 0.85 percent of the "transaction consideration" as defined in the engagement letter, reduced by the $100,000 fairness opinion fee previously paid. Further, in the engagement letter, Castle agreed to reimburse William Blair for its out-of-pocket expenses reasonably incurred in connection with its engagement and to indemnify William Blair against certain liabilities, including liabilities under securities laws.

INTERESTS OF CASTLE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         Castle's executive officers and directors may be deemed to have interests in the merger in addition to their interests as stockholders of Castle generally.

         Directors' and Officers' Indemnification and Insurance. First National of Nebraska has agreed that, for a period of six years after the effective date, the certificate of incorporation and bylaws of the surviving corporation in the merger of First National of Illinois with Castle will contain the same exculpatory and indemnification provisions as are currently in Castle's certificate of incorporation and bylaws for the benefit of persons who served as directors or officers of Castle at or before the effective time of the merger. These provisions will not be modified in any manner that would adversely affect the rights of the individuals who were directors or officers of Castle. First National of Nebraska will cause the surviving corporation and its subsidiaries to maintain directors' and officers' liability insurance and fiduciary liability insurance for at least six years after the effective time regarding claims arising from facts or events that occurred on or before the effective time, including with respect to the merger agreement and related transactions. First National of Nebraska has agreed to cause the surviving corporation to provide the same amount of insurance coverage as Castle currently maintains, provided it will not be required to pay in any year more than 175 percent of the annual premiums currently paid by Castle. See "The Merger Agreement -Covenants" on page 25.

         Stock Options. The executive officers and directors of Castle held stock options issued under the Castle stock benefit plan covering an aggregate of 104,400 shares of common stock as of the record date. The Castle stock benefit plan was approved by the stockholders and the board of directors. At the effective time, each holder of a stock option will receive cash in an amount equal to the difference between $18.00 and the per share exercise price of the option, multiplied by the number of shares of Castle common stock covered by the option, regardless of whether vested or unvested. See "The Merger Agreement-Merger Consideration" on page 22. In effect, each stock option will be treated as it were fully vested and exercised and the underlying common stock were cashed out in the merger. The average Castle stock option exercise price is $7.63. Castle estimates the aggregate amount to be paid to all executive officers and directors in consideration of their stock options at approximately $1,082,800. The following table shows the amount to be paid to each director and executive officer, assuming that no stock options are exercised after the record date for the special meeting:


                                                                          NUMBER OF OPTIONS
                                              PER SHARE OPTION              FOR SHARES OF                   VALUE OF
      NAME                                     EXERCISE PRICE                COMMON STOCK                   OPTIONS
      ----                                     --------------                ------------                   -------
      Bruce P. Bickner............                 $7.00                         3,000                      $33,000
      Robert T. Boey..............                  7.00                         3,000                       33,000
      Peter H. Henning............                  7.00                         3,000                       33,000
      Donald E. Kieso.............                  7.00                         3,000                       33,000
      Ernest A. Basler............                  7.00                        16,000                      176,000
      John W. Castle..............                  7.00                        60,000                      660,000
      Dewey R. Yaeger.............                 11.00                        16,000                      112,000
      Diane F. Leto...............                 11.00                           400                        2,800
                                                                               -------                   ----------
      Total.......................                                             104,400                   $1,082,800
                                                                               =======                   ==========


         Bonus Awards. Castle's board of directors had planned to grant stock options to 13 persons in the first quarter of 2002. In light of the execution of the merger agreement, in lieu of stock options, the board has granted bonus awards to these persons, including the following directors and executive officers - Dewey R. Yaeger, Kathleen Halloran, and Diane F. Leto - in the aggregate amount of $333,125. These cash bonuses are payable upon consummation of the merger.

         Employment Agreements. An employment agreement between Castle and Dewey
R. Yaeger provides benefits upon the termination of Mr. Yaeger's employment following a change in control of Castle if he is not offered a comparable position within 90 days after the change in control. Each of the employment security agreements between Castle and Stanley Free, Timothy Struthers and Diane Leto provides benefits upon the termination of the executive officer's employment within two years following a change in control of Castle by the employer without good cause or by the executive officer for good reason. The merger, upon consummation, will constitute a change in control under these employment and employment security agreements. First National of Nebraska, the surviving corporation and their subsidiaries have agreed to satisfy all obligations under these agreements. See "The Merger Agreement - Covenants" on page 25.

         Continued Employment. First National of Nebraska has agreed that each officer of Castle and its subsidiaries as of the effective time will continue to be employed by the surviving corporation, First National of Nebraska or a subsidiary, with the same title, for at least 180 days after the effective time, subject to earlier death, voluntary termination or termination for cause. During this period of continued employment, each officer will continue to receive base compensation, incentive compensation and bonuses from the surviving corporation, First National of Nebraska or a subsidiary at a rate at least equal to that in effect for his or her employment by Castle and its subsidiaries as of the effective time. See "The Merger Agreement - Covenants" on page 25.

         Employee Benefit Plans. First National of Nebraska, the surviving corporation and their subsidiaries will satisfy all obligations of Castle or any subsidiary under any employee benefit plan as of the effective time and, as of the effective time, will assume all these employee benefit plans, other than the Castle 401(k) plan. After the effective time, former and current officers of Castle and its subsidiaries and their dependents who satisfy conditions for post-retirement medical and health insurance coverage under any First National of Nebraska employee benefit plan will be entitled to participate in that plan. See "The Merger Agreement - Covenants" on page 25.

APPRAISAL RIGHTS

         Under Section 262 of the Delaware General Corporation Law, stockholders are entitled to appraisal rights in connection with the merger. Any holder of record of common stock that objects to the merger may elect to have his or her shares of common stock appraised under the procedures of Section 262 and to be paid the fair value of his or her shares. The fair value of the shares will not include any value arising from the merger but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the consideration to be received by holders of common stock in the merger.

         Any stockholder who is considering exercising his or her appraisal rights is urged to review carefully the provisions of Section 262, a copy of which is attached to this proxy statement as Appendix C, particularly regarding the procedural steps required to assert the right of appraisal. The right of appraisal may be lost if the procedural requirements of Section 262 are not followed exactly. The following is a summary of the procedures relating to exercise of the right of appraisal, which should be read together with the full text of Section 262.

         Under Section 262, Castle is required to notify each stockholder entitled to appraisal rights at least 20 days before the meeting that the appraisal rights are available. The notice should include a copy of Section 262. This proxy statement constitutes this notice to the stockholders of Castle.

         A stockholder electing to exercise his or her appraisal rights under
Section 262 must deliver to Castle a written demand for appraisal before the vote is taken at the meeting. The written demand must identify the stockholder and state that the stockholder intends to demand appraisal of his or her shares of common stock. A vote against the adoption of the merger agreement or an abstention will not constitute a demand for appraisal. A stockholder electing to make a demand for appraisal must do this by a separate written demand to Castle. Demands should be mailed or delivered to Castle BancGroup, Inc., 121 West Lincoln Highway, DeKalb, Illinois 60115, Attention: Dewey R. Yaeger, President and Chief Executive Officer. Within ten days after the effective time of the merger, Castle will notify each stockholder who has made a proper written demand for appraisal and who has not voted for the adoption of the merger agreement that the merger has been completed. A vote for the adoption of the merger agreement will have the effect of waiving all appraisal rights.

         Within 120 days after the effective time of the merger, Castle or any stockholder who has complied with the foregoing notice requirement and the other requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her shares of common stock. Castle has no obligation to file a petition and does not currently intend to do this. As a result, any dissenting stockholder who wishes to file a petition is advised to do this on a timely basis. If a petition for appraisal is not filed during the 120-day period, all appraisal rights relating to the common stock will terminate. Any stockholder may withdraw a demand for appraisal at any time within 60 days after the effective time of the merger.

         If a stockholder either withdraws his or her demand for appraisal or has his or her appraisal rights terminated as described above, the stockholder will only be entitled to receive the merger consideration for his or her shares of common stock as provided in the merger agreement.

         Within 120 days after the effective time of the merger, any stockholder who has complied with the above-described notice requirements and the other requirements of Section 262 may request in writing a list of the aggregate number of shares of common stock for which demands for appraisal have been made and the aggregate number of holders demanding appraisal rights.

         If a petition is filed by a stockholder demanding appraisal rights, Castle will receive notice of the filing from the Delaware Court of Chancery. Within 20 days after Castle receives this notice, Castle must file with the office of the Register in Chancery in which the petition was filed a list containing the names and addresses of all stockholders who have demanded appraisal rights and the names of all stockholders who have disagreements with Castle regarding the value of their shares of common stock. If Castle files a petition, it will be accompanied by a similar list. If ordered by the Delaware Court of Chancery, the Register in Chancery will give notice of the time and place of the hearing by registered or certified mail to Castle and to each stockholder shown on the list. The notice will also be given by publishing the notice in a newspaper of general circulation published in Wilmington, Delaware, or any other location the Delaware Court of Chancery may determine, at least one week before the hearing. The forms of the notices to be used will be approved by the Delaware Court of Chancery, and all costs related to the distribution of the notices will be paid by Castle.

         After the Delaware Court of Chancery determines which of the stockholders are entitled to an appraisal under Section 262, the Delaware Court of Chancery will appraise the fair value of the shares of the common stock. Following this determination of the fair value of the shares, Castle will pay all stockholders who validly exercised appraisal rights the fair value of their shares, together with interest, if any, upon surrender to Castle of their certificates representing common stock. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged to the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         After the effective time of the merger, no stockholder who has demanded his or her appraisal rights as described above will be entitled to vote his or her shares for any purpose or to receive payment of dividends or other distributions on his or her common stock, except permitted dividends or other permitted distributions payable to stockholders of record as of a date before the effective time of the merger.

         The preceding discussion is a summary of the provisions regarding appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the text of Section 262, which is attached to this proxy statement as Appendix C. Castle stockholders who are interested in asserting appraisal rights in connection with the merger should consult with their legal counsel for advice as to the procedures required to be followed.

         The obligation of First National of Nebraska to effect the merger is conditioned upon the holders of not more than 10 percent of the shares of Castle common stock validly exercising appraisal rights. See "The Merger
Agreement-Conditions to the Merger" on page 30.

                              THE MERGER AGREEMENT

         The information in this proxy statement concerning the provisions of the merger is qualified in its entirety by the full text of the merger agreement, which, without disclosure schedule and exhibit, is attached as Appendix A and incorporated by reference. All stockholders are urged to read this entire proxy statement carefully.

GENERAL

         Under the merger agreement, First National of Illinois, a wholly owned subsidiary of First National of Nebraska, will be merged with and into Castle, with Castle being the surviving corporation. After the conditions to consummation of the merger described under "--Conditions to the Merger" on page 30 have been satisfied or waived, and unless the merger agreement has been terminated as provided under "--Waiver and Amendment; Termination" on page 31, Castle will file a certificate of merger with the Delaware Secretary of State. The merger will become effective at the time the certificate of merger is filed or at such later time as the parties agree and set forth in the certificate of merger.

         Upon consummation of the merger, Castle will become a wholly owned subsidiary of First National of Nebraska. Castle stockholders will be entitled to receive $18.00 in cash per share in consideration for their common stock, subject to their exercise of statutory appraisal rights, and will no longer be stockholders of Castle.

EFFECTIVE TIME

         The closing of the merger will take place on the fifteenth business day following the end of the month in which Castle and First National of Nebraska have received all final regulatory approvals, the stockholders of Castle have adopted the merger agreement, and all applicable waiting periods have expired, or any other date on which the companies agree. The merger will become effective at the time of filing the certificate of merger with the Delaware Secretary of State or at such later time as the parties agree and set forth in the certificate of merger. Castle currently expects the merger to be completed in the first quarter of 2002.

MERGER CONSIDERATION

         Under the merger agreement, each share of Castle common stock issued and outstanding immediately before the effective time of the merger, except shares:

         -        held in the treasury of Castle,

         -        held by any wholly owned subsidiary of Castle or

         - for which Castle stockholders have validly asserted appraisal rights under Section 262 of the Delaware General Corporation Law,

will be converted into the right to receive $18.00 in cash at the effective time of the merger. Also, at the effective time, each stock option outstanding under the Castle stock benefit plan, whether or not currently exercisable, will be converted into the right to receive an amount of cash equal to the difference between $18.00 and the exercise price of the option.

SURRENDER OF CASTLE STOCK CERTIFICATES

         The parties have engaged First National Bank of Omaha, a majority-owned subsidiary of First National of Nebraska, to serve as paying agent for the merger. Within five days after the effective time, the surviving corporation will cause the paying agent to mail to each Castle stockholder whose shares are converted into the right to receive the merger consideration a letter of transmittal and instructions for effecting the surrender of the stock in exchange for the merger consideration.

         Before the effective time:

         - First National of Nebraska will deposit or cause to be deposited with the paying agent cash equal to the aggregate merger consideration, and

         - First National of Nebraska or First National of Illinois will deliver to the paying agent cash equal to the aggregate consideration payable with respect to outstanding Castle stock options less any applicable withholding taxes, together with instructions that the cash be promptly distributed following the effective time to the holders of Castle stock options.

         Upon surrender of a stock certificate for cancellation to the paying agent, together with a duly executed and completed letter of transmittal, the paying agent will remit to the Castle stockholder cash equal to $18.00 multiplied by the number of shares of common stock represented by the stock certificate, and the surrendered stock certificate will be canceled.

         If ownership of the common stock has been transferred before the effective time, but is not registered in the transfer records of Castle, the merger consideration may be remitted to the transferee if the stock certificate representing the transferred shares is presented to the paying agent accompanied by all documents required to evidence and effect the transfer and evidence that any applicable stock transfer taxes have been paid. After the effective time, there will be no further registration of transfers on the transfer books of the surviving corporation of the shares of common stock that were outstanding immediately before the effective time.

         If any Castle stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed and, if required in the sole discretion of the surviving corporation, the posting by that person of a bond in a reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it regarding the stock certificate, the paying agent will remit the merger consideration payable with respect to the shares of common stock represented by the lost, stolen or destroyed stock certificate.

         Until properly surrendered, each share of Castle common stock represented by a stock certificate will be deemed after the effective time to represent only the right to receive, upon this surrender, the merger consideration, other than shares for which appraisal rights have been validly asserted and shares held in Castle's treasury or by any Castle subsidiary immediately before the effective time.

         The paying agent and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Castle common stock or stock options any amounts required to be deducted and withheld under the Internal Revenue Code of 1986 or any state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the former stock or stock option holder. Except for Castle stockholders that validly assert appraisal rights, no current or former Castle stockholder will be entitled to receive interest on any funds to be received in the merger.

         Any portion of the aggregate merger consideration remaining undistributed to the former Castle stockholders one year after the effective time will be delivered to the surviving corporation upon demand. The former Castle stockholders who have not exchanged their stock certificates before that time will look only to the surviving corporation for payment of their claim for merger consideration.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties of the parties customary in a transaction of this type, including those relating to:

         -        corporate organization and good standing;

         -        authority and absence of violation; and

         -        broker's fees.

         The merger agreement also contains additional representations and warranties of Castle, including those relating to:

         -        capitalization;

         -        indebtedness;

         -        required stockholder vote;

         -        subsidiaries;

         - Securities and Exchange Commission reports and financial statements;

         -        absence of undisclosed material liabilities;

         -        conduct of business in accordance with law;

         -        environmental matters;

         -        employee benefit matters;

         -        absence of material changes;

         -        real estate and tangible assets;

         -        investigations and litigation;

         -        tax matters;

         -        opinion of financial advisor;

         -        material contracts;

         -        intellectual property matters;

         -        insurance matters;

         -        indemnification claims;

         -        loans;

         -        investments; and

         -        transactions with insiders.

         Financial Resources of First National of Nebraska and First National of Illinois. In the merger agreement, First National of Nebraska and First National of Illinois also have represented and warranted that they have available all funds necessary to pay the aggregate merger consideration and the aggregate stock option consideration and to satisfy all of their obligations under the merger agreement.

COVENANTS

         Conduct of Business. The merger agreement provides that, until the merger is consummated or the merger agreement is terminated:

         - Castle will give First National of Nebraska and its authorized representatives access to Castle's and its subsidiaries' business and properties, contracts, commitments, books and records, and documents filed or received by it relating to federal or state securities laws;

         - Castle will use its reasonable best efforts to cause its representatives to furnish to First National of Nebraska such additional financial and other information as First National of Nebraska or its representatives reasonably requests about the businesses and properties of Castle and its subsidiaries;

         - Castle will furnish to First National of Nebraska copies of any reports and financial statements that it files with the SEC or bank regulators and quarterly and monthly unaudited consolidated financial statements;

         - except as may be required by law, as may be consented to by First National of Nebraska or as may be expressly permitted in the merger agreement, Castle:

         - will, and will cause each of the subsidiaries to, conduct its operations in the ordinary and usual course of business in substantially the same manner as previously conducted and will use its reasonable best efforts, and will cause each subsidiary to use its reasonable best efforts, to preserve intact its business organization and goodwill, prevent adverse change in its financial condition, liabilities, assets, business, operating results or prospects and prevent the destruction or damage to or loss of any asset that would have a material adverse effect on Castle;

         - will not declare any dividends, other than the regular semi-annual dividends on common stock in an amount not to exceed $0.14 per share expected to be payable to holders of record in December 2001;

         - will not authorize or issue any stock or other securities convertible into or in substitution for its stock, other than upon the exercise of stock options outstanding on September 7, 2001 or under Castle's dividend reinvestment and stock purchase plan as in effect on September 7, 2001;

         - will not propose or adopt any amendments to its or Castle Bank's charter or bylaws;

         - will not, and will not permit any of its subsidiaries to, make capital expenditures exceeding $100,000 ($25,000 in the case of Castle Bank) or change or modify any current financing with financial institutions, except in the ordinary course of business consistent with past practice and consistent with prudent banking practices, and as necessary to consummate the transactions contemplated by the merger agreement;

         - will not, and will not permit any of its subsidiaries to, make any tax election or settle or compromise any material tax liability, change its fiscal year, revalue any of its material assets, or change its methods of accounting in effect at December 31, 2000, except as required by changes in generally accepted accounting principles;

         - will not create, incur, assume or guarantee additional indebtedness;

         - except for payments by Castle for the cancellation of stock options, will cause Castle Bank not to enter into, adopt or amend any compensation, severance, bonus or similar agreements or arrangements with any director or officer or, except in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any other employee or pay any employee any benefit not required by a Castle employee benefit plan as in effect as of September 7, 2001;

         -        will cause Castle Bank:

                  - not to file any applications for additional branches, open any new office or branch, close any current office or branch, or relocate operations from existing locations;

                  - not to make any new loan, discount or commitment to do so to any new borrower where the funds to be loaned, discounted or committed by Castle Bank exceed $1,000,000, other than specified new mortgage loans;

                  - not to make new advances regarding, or renew, restructure or amend, any classified loan with an outstanding balance of greater than $250,000;

                  - not to enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets, other than capital expenditures, except for the origination, purchase and sale of residential mortgage loans; the permitted purchase of investment securities; sales of real estate owned and other repossessed properties of Castle Bank; or the acceptance of a deed in lieu of foreclosure;

                  -        not to accept or renew any brokered deposits;

                  - not to purchase any investment securities, except that existing investment securities may be replaced at maturity or upon call with United States treasury or agency securities with similar value and that have maturities of 12 months or less; and

                   - not to change the manner in which its portfolio of investment securities is classified or reported or restructure or materially change its investment securities portfolio, other than replacing maturing mortgage loans with investment securities, or its gap position;

         - will provide representatives of First National of Nebraska with notice of and will allow representatives of First National of Nebraska to attend all Castle and Castle Bank board of directors meetings and Castle Bank loan committee meetings, provided that these representatives will have no right to vote or participate and will withdraw from a meeting if the chairperson determines that their presence is inappropriate or inadvisable.

         Except of otherwise as provided in the merger agreement, before the effective time:

         - neither First National of Nebraska nor First National of Illinois will have any right to control or direct Castle's or Castle Bank's operations;

         - Castle will exercise, consistent with the merger agreement, complete control and supervision over its and its subsidiaries' operations; and

         - First National of Nebraska will maintain the confidentiality of all information furnished to it in accordance with the confidentiality agreement entered into in May 2001 in connection with the parties' merger discussions.

         No Solicitation. Castle has agreed not to, and to use its reasonable best efforts not to permit any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any subsidiary to, directly or indirectly:

         - solicit, initiate or knowingly encourage, including by way of furnishing nonpublic information, any purchase proposal from any person or engage in or continue discussions or negotiations regarding any purchase proposal, or

         - take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a purchase proposal.

However, if Castle receives a purchase proposal that Castle's board of directors determines is reasonably likely to constitute a superior proposal, which purchase proposal was not solicited by Castle or any of its representatives and did not result from a breach of Castle's covenants in the merger agreement, then, subject to providing prior written notice of its decision to take action to First National of Nebraska, Castle may:

         - furnish information, including nonpublic information, about Castle and its subsidiaries to any person making a purchase proposal under a customary confidentiality agreement with terms substantially similar to those of the confidentiality agreement to which First National of Nebraska is subject, and

         - participate in discussions or negotiations regarding the purchase proposal.

         Castle will advise First National of Nebraska orally within one business day and in writing as promptly as practicable of the receipt of any inquiry or request for information relating to, or which could reasonably be expected to lead to, a purchase proposal.

         Purchase proposal means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition of a business accounting for 15 percent or more of the consolidated net revenues, net income or assets of Castle or 15 percent or more of the voting securities of Castle or any subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15 percent or more of the voting securities of Castle or any subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Castle or any subsidiary, other than those contemplated by the merger agreement with First National of Nebraska.

         Superior proposal means any purchase proposal made by a third party on substantially the same or superior terms from a financial point of view to Castle stockholders as compared to the terms in the merger agreement, as determined by Castle's board of directors in their good faith judgment, based on the advice of a financial advisor of nationally recognized reputation or other matters as Castle's board deems relevant.

         Castle's board of directors has agreed not to:

         - withdraw or modify, or propose to withdraw or modify, in a manner adverse to First National of Nebraska or First National of Illinois, its approval or recommendation of the merger agreement or the merger, or

         - approve or recommend, or propose to approve or recommend, any purchase proposal, unless it is an unsolicited purchase proposal that Castle's board determines is a superior proposal.

         Castle may not enter into an agreement relating to a purchase proposal unless the merger agreement has been terminated. See "-Waiver and Amendment; Termination" on page 31.

         Allowance for Loan Losses. First National of Nebraska and Castle will endeavor in good faith to reach an agreement as to the amount of loan loss reserve. Upon reaching agreement as to the loan loss reserve amount, Castle will adjust the loan loss reserve accordingly before the expected closing date, but any adjustment:

         - will not be prohibited by generally accepted accounting principles, applied on a consistent basis, or any applicable laws or regulations;

         - will not be made by Castle until the later of 30 calendar days before the expected closing date or the receipt of all regulatory approvals and Castle stockholder approval necessary to consummate the merger; and

         - will not be considered in determining Castle's minimum stockholders equity under the merger agreement.

         Board Recommendation. Castle's board of directors has agreed, subject to its fiduciary duties, to recommend that stockholders adopt the merger agreement.

         Significant Stockholder Approval. Particular directors and stockholders of Castle, who collectively own 1,449,923 shares or approximately 32.8 percent of the common stock, have agreed to vote their shares of common stock in favor of adoption of the merger agreement.

         Directors' and Officers' Indemnification and Insurance. First National of Nebraska has agreed that, for a period of six years after the effective date, the certificate of incorporation and bylaws of the surviving corporation in the merger of First National of Illinois with Castle will contain the same exculpatory and indemnification provisions as are currently in Castle's certificate of incorporation and bylaws for the benefit of persons who served as directors or officers of Castle at or before the effective time of the merger. These provisions will not be modified in any manner that would adversely affect the rights of the individuals who were directors or officers of Castle. First National of Nebraska will cause the surviving corporation and its subsidiaries to maintain directors' and officers' liability insurance and fiduciary liability insurance for at least six years after the effective time regarding claims arising from facts or events that occurred on or before the effective time, including with respect to the merger agreement and related transactions. First National of Nebraska has agreed to cause the surviving corporation to provide the same amount of insurance coverage as Castle currently maintains, provided it will not be required to pay in any year more than 175 percent of the annual premiums currently paid by Castle.

         Employees. First National of Nebraska has agreed that each employee of Castle and its subsidiaries as of the effective time will continue to be employed by the surviving corporation, First National of Nebraska or a subsidiary and, if the employee is an officer of Castle Bank, with the same title, for at least 180 days after the effective time, subject to the employee's earlier death, voluntary termination or termination for cause. During this period of continued employment, each employee will continue to receive base compensation, incentive compensation and bonuses from the surviving corporation, First National of Nebraska or a subsidiary at a rate at least equal to that in effect for his or her employment by Castle and its subsidiaries as of the effective time.

         Employee Benefit Plans. First National of Nebraska has agreed that it or its subsidiaries will satisfy all obligations of Castle and Castle's subsidiaries under any employment agreement, employment letter, employment security agreement, stay bonus agreement, supplemental profit sharing plan, annual incentive plan, long-term incentive plan, severance plan or other employee benefit plan as of the effective time. As of the effective time, First National of Nebraska or a subsidiary will assume all of Castle's employee benefit plans, other than the Castle 401(k) plan, and will be substituted as the sponsoring employer for Castle or any subsidiary, subject to First National of Nebraska's right to amend, merge or terminate any of these employee benefit plans. Castle intends to terminate its 401(k) plan before the effective time. After the effective time, former and current officers and employees of Castle and its subsidiaries and their dependents who satisfy conditions for post-retirement medical and health insurance coverage under any First National of Nebraska employee benefit plan will be entitled to participate in that plan.

         Public Announcements. Subject to their legal obligations to make disclosure, Castle and First National of Nebraska have agreed not to issue any press release or make any other public statement or filing relating to the transactions contemplated by the merger agreement without the prior consent of the other.

         Antitakeover Statutes. Each of the parties agrees to grant such approvals and take such actions as may be necessary to consummate the merger and to eliminate or reduce the effects of any applicable antitakeover statute or regulation.

CONDITIONS TO THE MERGER

         The obligations of First National of Nebraska and First National of Illinois on the one hand, and Castle, on the other hand, to consummate the merger are subject to the satisfaction or waiver of each of the following conditions at or before the closing:

         Accuracy of Representations and Warranties. The representations and warranties made by the other parties in the merger agreement must be correct in all material respects.

         Performance of Agreements. The other parties must have performed, complied with and satisfied in all material respects those covenants and agreements required by the merger agreement to be performed, complied with or satisfied by them at or before the closing.

         No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court or governmental authority, nor any statute, rule, regulation or executive order of any governmental authority, will be in effect which would:

         -        make the consummation of the merger illegal, or

         - otherwise prevent or prohibit the consummation of the transactions contemplated by the merger agreement.

Before invoking this condition, First National of Nebraska and First National of Illinois, on the one hand, and Castle, on the other hand, must use their reasonable best efforts to have the injunction, order or other restraint lifted.

         Consents and Authorizations. First National of Nebraska and Castle must have delivered to each other written confirmation that it has given all material notices, made all material filings (other than the certificate of merger) and received all material approvals, including bank and other regulatory approvals, permits, authorizations and orders necessary to consummate the transactions contemplated by the merger agreement.

         Closing Certificates; Opinion of Counsel. First National of Nebraska and Castle must have delivered to each other officers' certificates and an opinion of legal counsel, dated as of the closing, as to customary matters.

         The obligations of First National of Nebraska and First National of Illinois to consummate the merger are subject to the satisfaction or waiver of the following additional conditions at or before the closing:

         Appraisal Rights. The holders of not more than 10 percent of the issued and outstanding shares of Castle common stock will have validly asserted appraisal rights.

         Castle Common Stock. Castle must have no more than 4,639,026 shares of common stock outstanding on a fully diluted basis, including any shares issued after September 7, 2001 upon the exercise of stock options or under Castle's dividend reinvestment and stock purchase plan.

         William Blair. William Blair must have delivered to First National of Nebraska a receipt acknowledging payment of all amounts due.

         Certificate of Merger. Castle must have delivered to First National of Nebraska a fully executed certificate of merger and written evidence that the merger agreement has been adopted by of Castle's stockholders as required by corporate law.

         Minimum Equity. Castle's stockholders' equity, as reported on the consolidated interim financial statements as of the month end immediately preceding the closing, must be at least $46,000,000, provided that any adjustment that is made to Castle's loan loss reserve amount pursuant to the merger agreement will not be considered in calculating Castle's stockholders' equity.

         Castle's obligation to consummate the merger is subject to the satisfaction or waiver of the following condition at or before the closing date:

         Purchase Price. First National of Nebraska must have deposited with the paying agent the aggregate merger consideration and the aggregate consideration payable with respect to outstanding Castle stock options.

WAIVER AND AMENDMENT; TERMINATION

         Waiver. At any time before the effective time, Castle or First National of Nebraska may:

         - extend the time for the performance of any of the obligations or acts of the other party;

         - waive any inaccuracies in the representations and warranties made by the other party;

         - waive compliance with any of the agreements of the other party; or

         - waive any condition to its obligation to consummate the merger, to the extent permitted by law.

However, the mere failure to exercise any right will not operate as a waiver. An extension or waiver must be in writing and signed on behalf of the company entitled to the benefit of the obligation being extended or waived.

         Amendment. Until the effective time, the merger agreement may be amended or supplemented by a writing signed by each of Castle, First National of Nebraska and First National of Illinois, except that after the Castle stockholders have adopted the merger agreement, there may be no amendment or change which requires further approval by Castle stockholders without such further approval or any amendment or change not permitted under applicable law.

         Termination. The merger agreement may be terminated before the effective time:

         - by the mutual written consent of Castle and First National of Nebraska by action of their boards of directors;

         -        by either Castle or First National of Nebraska:

                  - if the effective time has not occurred on or before March 31, 2002 and the company seeking to terminate the merger agreement is not responsible for the failure to consummate the merger on or before this date;

                  - if a statute, rule, regulation, order or injunction is enacted, adopted or issued which prohibits or permanently enjoins consummation of the merger on the terms contemplated by the merger agreement, and, in the case of an order or injunction, has become final and nonappealable despite the reasonable best efforts of the party seeking to terminate the merger agreement; or

                  - if there has been a material breach by the other party of any representation, warranty, covenant or agreement which would cause the conditions of the merger agreement not to be satisfied, and the breach either is incapable of being cured or has not been cured within 30 days after notice has been received by the breaching company

                  - if the merger agreement is terminated for this reason, then the breaching company will pay $1,000,000 in liquidated damages to the non-breaching company to reimburse it for its reasonably anticipated expenses incurred in connection with the merger, in immediately available funds on the second business day following termination;

         -        by First National of Nebraska:

                  - if Castle's board of directors has withdrawn or modified in a manner adverse to First National of Nebraska its approval or recommendation of the merger agreement or approved or recommended, or proposed publicly to approve or recommend, any purchase proposal; or

                  - if a tender offer or exchange offer for 50 percent or more of the outstanding shares of capital stock of Castle is commenced before the Castle stockholders meeting, and Castle's board of directors fails to recommend against acceptance of the tender offer or exchange offer by its stockholders within the time period specified by applicable SEC rules; or

         -        by Castle:

                  - if the holders of Castle common stock fail to adopt the merger agreement at the Castle stockholders meeting or at any adjournment; or

                  - if Castle's board of directors reasonably determines that a purchase proposal constitutes a superior proposal and Castle pays to First National of Nebraska a termination fee of $2,400,000 and reimburses First National of Nebraska for its out-of-pocket expenses incurred in connection with the transactions contemplated by the merger agreement, in immediately available funds on the second business day following termination.

         - In addition, First National of Nebraska had the right to terminate the merger agreement within ten days after completion of its due diligence review if First National of Nebraska had discovered information from which a reasonable buyer would conclude that the business, results of operations or financial condition of Castle or any subsidiary are, in the aggregate, materially different than as described in Castle's SEC reports, Castle's audited consolidated financial statements for the year ended December 31, 2000, and the representations and warranties in the merger agreement. First National of Nebraska has advised Castle that it is satisfied with the results of its due diligence review.

REGULATORY APPROVALS

         The merger is subject to the prior approval of the Federal Reserve Board under the Bank Holding Company Act, and receipt of that approval is a condition to the obligations of both Castle and First National of Nebraska to consummate the merger. On November 7, 2001, First National of Nebraska submitted an application for approval to the Federal Reserve Board.

         In general, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the institutions involved in the transaction and the convenience and needs of the communities to be served. The Federal Reserve Board cannot approve the merger if it would:

         - result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States,

         - lessen competition substantially or tend to create monopoly in any section of the country, or

         -        be a restraint of trade in any other manner,

unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of its meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Also, the Federal Reserve Board must assess the records of the depository subsidiaries of First National of Nebraska and Castle under the Community Reinvestment Act of 1977, which requires that the Federal Reserve Board analyze and consider when evaluating an application each depository institution's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.

         Under the Bank Holding Company Act, the merger may not be consummated until the thirtieth day following the date of Federal Reserve Board approval, during which time the Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period following Federal Reserve Board approval may be reduced to no less than fifteen days. The Bank Holding Company Act provides for the publication of notice and public comment on the application and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

         First National of Nebraska has advised Castle that it anticipates receiving the approval of the Federal Reserve Board during the fourth quarter of 2001. However, there can be no assurance as to whether the Federal Reserve Board will approve the merger and, if it does, as to the timing of its approval.

         The consummation of the merger is conditioned upon the obtaining of all required regulatory approvals and the expiration of all statutory waiting periods. There can be no assurance that this condition will be satisfied. See "-Conditions to the Merger" on page 30.


                  FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a discussion of the material federal income tax consequences of the merger to holders of Castle common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. Due to the complexity of the Internal Revenue Code, the following discussion is limited to the material federal income tax aspects of the merger for a stockholder of Castle who is a citizen or resident of the United States and who, on the date on which the merger is completed, holds shares of Castle common stock as a capital asset.

         The general tax principles discussed below are subject to retroactive changes that may result from amendments to the Internal Revenue Code after the date of this proxy statement. The following discussion does not address taxpayers subject to special treatment under the federal income tax laws, including insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of Castle common stock upon the exercise of employee stock options or otherwise as compensation or who hold their shares as part of a hedge, straddle or conversion transaction. The following discussion does not address potential state, local, foreign and other tax consequences of the merger. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

         For federal income tax purposes, the merger will be treated as a taxable sale or exchange of Castle common stock for cash by each Castle stockholder, including any stockholder who properly exercises appraisal rights. Accordingly, the federal income tax consequences to Castle stockholders receiving cash will generally be as follows:

         - the stockholder will recognize a capital gain or loss by reason of the disposition of the stockholder's shares of Castle common stock in the merger;

         - the capital gain or loss, if any, will be long-term concerning shares of Castle common stock held for more than 12 months as of the effective time of the merger; and

         - the amount of capital gain or loss to be recognized by each stockholder will be measured by the difference between the amount of cash received by the stockholder in the merger, or cash received in the exercise of appraisal rights, and the stockholder's tax basis in the shares of Castle common stock at the effective time of the merger.

         Cash payments made in the merger, including any cash paid to a stockholder who properly exercises appraisal rights, will be reported to the extent required by the Internal Revenue Code to Castle stockholders and the IRS. These amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of the tax at a rate of 30.5 percent may apply to a stockholder who fails to supply Castle or the paying agent with the stockholder's taxpayer identification number or fails to report all interest and dividends required to be shown on the stockholder's federal income tax returns. Accordingly, each Castle stockholder will be asked to provide a correct taxpayer identification number on a Form W-9, which is to be included in the appropriate letter of transmittal for the shares of Castle common stock. Withholding may also apply to Castle stockholders who are otherwise exempt from this withholding, including a non-resident alien, if that person fails to properly document that person's status as an exempt recipient.


                               SECURITY OWNERSHIP

         As of November 16, 2001, directors and executive officers of Castle held in the aggregate and were entitled to vote 1,009,261 shares, or approximately 22.8 percent, of the outstanding Castle common stock. Particular directors and stockholders of Castle, who collectively own 1,449,923 shares or approximately 32.8 percent of the common stock, have agreed to vote their shares of common stock for adoption of the merger agreement.

         The following table sets forth, as of September 4, 2001, information regarding share ownership of:

         - those persons or entities known by Castle to beneficially own more than five percent of the outstanding shares of common stock,

         - each director and named executive officer of Castle, including the President and Chief Executive Officer of Castle, who is also a director, and

         -        all directors and executive officers of Castle as a group.



                                               AMOUNT AND NATURE OF                    PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)                   STOCK OUTSTANDING
------------------------                     -----------------------                   -----------------
PRINCIPAL STOCKHOLDERS:
John W. Castle                                     513,279(2)                             11.61%(11)
  208 Miller Avenue
  DeKalb, Illinois 60115
David B. Castle                                    394,864(3)                              8.93%(11)
  2851 Country Club Lane
  DeKalb, Illinois 60115
Amy W. Castle                                      376,798(3)                              8.52%(11)
  329 Lower Flat Creek Road
  Alexander, North Carolina 28701
Harry D. Castle                                    376,798(3)                              8.52%(11)
  4909 Orchard Ave., Apt. 105
  San Diego, California 92107
John L. Castle                                     376,798(3)                              8.52%(11)
 1013 Fisk Road
 Compton, Illinois 61318
James N. McInnes                                   304,278(2)                              6.88%(11)
  79 Edgebrook Drive
  Sandwich, Illinois 60548
Ernest A. Basler                                   279,126(2)(4)                           6.31%(11)
  515 East 4th Street
  Sandwich, Illinois 60548
Shirley M. Basler                                  226,450(5)                              5.12%(11)
  515 East 4th Street
  Sandwich, Illinois 60548


                                               AMOUNT AND NATURE OF                    PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)                   STOCK OUTSTANDING
------------------------                     -----------------------                   -----------------

DIRECTORS AND NAMED EXECUTIVE
OFFICERS:(6)
Kathleen L. Halloran                                 1,290                                     *
Dewey R. Yaeger                                    28,664(2)(7)                                *
Robert T. Boey                                     32,667(2)(8)                                *
Donald E. Kieso                                    43,112(2)(9)                                *
Bruce P. Bickner                                   76,153(2)                               1.72%(11)
Peter H. Henning                                   34,374(2)(10)                               *
Diane F. Leto                                          596(2)                                  *
All directors and executive officers             1,009,261(2)                             22.82%(12)
as a group (9 persons)

         ----------------------------

(1) Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power.

(2) Includes the following shares which the beneficial owner has the right to acquire within 60 days through exercise of stock options: J. Castle
         - 60,000 shares; J. McInnes - 40,000 shares; E. Basler - 16,000 shares;
         D. Yaeger - 16,000 shares; R. Boey - 3,000 shares; D. Kieso - 3,000 shares; B. Bickner - 3,000 shares; P. Henning - 3,000 shares; and D. Leto - 400 shares; and all directors and executive officers as a group
         - 104,400 shares.

(3) Includes 90,000 shares held in the David B. Castle 1992 Trust, 90,000 shares held in the Amy W. Castle 1992 Trust, 90,000 shares held in the Harry D. Castle 1992 Trust and 90,000 shares held in the John L. Castle 1992 Trust (360,000 shares in the aggregate). David B. Castle, Amy W. Castle, Harry D. Castle and John L. Castle act collectively as trustee for each of these trusts with shared voting and investment power. The 360,000 shares held by the trusts are reported in the table above in the beneficial ownership totals for each of David B. Castle, Amy W. Castle, Harry D. Castle and John L. Castle.

(4) Includes 209,650 shares owned jointly with Shirley M. Basler, Mr. Basler's wife, which are also reported as beneficially owned by Shirley
         M. Basler.

(5) Includes 209,650 shares owned jointly with Ernest A. Basler, Mrs. Basler's husband, which are also reported as beneficially owned by Ernest A. Basler.

(6) Information regarding John W. Castle, Chairman of the Board and a director, and Ernest A. Basler, a director, is included above under Principal Stockholders.

(7)      Includes 469 shares owned by Mr. Yaeger's wife.

(8)      Includes 11,933 shares owned jointly with Mr. Boey's wife.

(9) Includes 6,000 shares owned by Mr. Kieso's wife. Mr. Kieso disclaims beneficial ownership of these shares.

(10)     Includes 240 shares owned jointly with Mr. Henning's wife.

(11) Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by the individual which are exercisable within 60 days.

(12) Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options of directors and executive officers which are exercisable within 60 days.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Castle's common stock is included for quotation on the OTC electronic bulletin board under the symbol "CTBG.OB." As of the record date, there were 4,423,869 shares of common stock issued and outstanding and there were approximately 911 holders of record. The table below shows the price range of the common stock for the fourth quarter of fiscal year 1999, for each quarter of fiscal year 2001, and for the first, second and third quarters of fiscal year 2001 and through November 16, 2001. These prices reflect inter-dealer prices, may not represent actual transactions, and do not include retail markups, markdowns or commissions.

                                                                                                     PER SHARE
 QUARTER                                                                         HIGH         LOW     DIVIDEND
 -------                                                                        ------       ------   --------
1999
----
Fourth Quarter ........................................................         $16.25       $12.25     $   0

2000
----
First Quarter .........................................................         $14.00       $10.25     $0.09
Second Quarter ........................................................         $13.25       $10.50     $0.09
Third Quarter .........................................................         $13.75       $12.75     $   0
Fourth Quarter ........................................................         $12.75       $11.00     $   0

2001
----
First Quarter .........................................................         $13.00       $10.50     $0.12
Second Quarter ........................................................         $12.50       $10.00     $0.12
Third Quarter .........................................................         $17.10       $11.70     $   0
Fourth Quarter (through November 16, 2001).............................         $17.44       $16.60     $   0

         The stock price information shown in the table above was provided by the OTC electronic bulletin board.

         Dividends. Castle agreed in the merger agreement not to declare any dividends on common stock other than the regular semi-annual cash dividend on common stock in an amount not to exceed $0.14 per share. Castle's board of directors expects to declare a cash dividend of $0.14 per share, payable on December 17, 2001, to holders of record on December 10, 2001.


                              STOCKHOLDER PROPOSALS

         If the merger is not consummated, Castle expects to hold its 2002 annual meeting of stockholders on or about April 24, 2002. The date by which a stockholder proposal to take action at this meeting must be received by Castle at 121 West Lincoln Highway, DeKalb, Illinois 60115 to be eligible for inclusion in Castle's proxy materials for this meeting - November 23, 2001 - has passed. Any stockholder proposal will be covered by the requirements of the proxy rules adopted under the 1934 Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         Each of Castle and First National of Nebraska files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following locations of the SEC:

Public Reference Room      Northeast Regional Office     Midwest Regional Office
450 Fifth Street, N.W.     233 Broadway                  500 West Madison Street
Room 1024                  New York, New York 10279      Suite 1400
Washington, D.C. 20549                                   Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Castle's and First National of Nebraska's public filings are also available to the public from document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

                                        APPENDIX A: AGREEMENT AND PLAN OF MERGER


================================================================================






                          AGREEMENT AND PLAN OF MERGER




                                      among




                        FIRST NATIONAL OF NEBRASKA, INC.




                        FIRST NATIONAL OF ILLINOIS, INC.




                                       and




                             CASTLE BANCGROUP, INC.




                          Dated as of September 7, 2001








================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page

                                                  ARTICLE I

                                                  THE MERGER

Section 1.01.   The Merger...............................................................................A-1
Section 1.02.   Effect of the Merger.....................................................................A-1
Section 1.03.   The Closing..............................................................................A-2
Section 1.04.   Effective Time...........................................................................A-2
Section 1.05.   Certificate of Incorporation and Bylaws of the Surviving Corporation.....................A-2
Section 1.06.   Directors................................................................................A-2
Section 1.07.   Officers.................................................................................A-2

                                                  ARTICLE II

                                   CONVERSION OF SHARES; PAYMENT FOR SHARES

Section 2.01.   Effect on Stock..........................................................................A-2
Section 2.02.   Company Stock Options....................................................................A-4
Section 2.03.   Payment for Shares.......................................................................A-4

                                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTIES CONCERNING FIRST NATIONAL ILLINOIS AND FNNI

Section 3.01.   Organization.............................................................................A-6
Section 3.02.   Corporate Authority Relative to This Agreement; No Violation.............................A-6
Section 3.03.   Available Funds..........................................................................A-7
Section 3.04.   Broker's Fees............................................................................A-7

                                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND THE SUBSIDIARIES

Section 4.01.   Organization.............................................................................A-8
Section 4.02.   Corporate Authority Relative to This Agreement; No Violation.............................A-8
Section 4.03.   Capitalization...........................................................................A-8
Section 4.04.   Others Entitled to Vote..................................................................A-9
Section 4.05.   Noncontravention.........................................................................A-9
Section 4.06.   Required Stockholder Vote...............................................................A-10
Section 4.07.   Brokers' Fees...........................................................................A-10
Section 4.08.   The Subsidiaries........................................................................A-10
Section 4.09.   Reports and Financial Statements........................................................A-10
Section 4.10.   No Undisclosed Material Liabilities.....................................................A-11

Section 4.11.   No Violation of Law; Lawful Operations..................................................A-11
Section 4.12.   Environmental Laws and Regulations......................................................A-12
Section 4.13.   Employee Benefit Plans..................................................................A-12
Section 4.14.   Absence of Certain Changes or Events....................................................A-14
Section 4.15.   Title...................................................................................A-14
Section 4.16.   Investigations; Litigation..............................................................A-15
Section 4.17.   Tax Matters.............................................................................A-16
Section 4.18.   Opinion of Financial Advisor............................................................A-17
Section 4.19.   Material Contracts......................................................................A-17
Section 4.20.   Intellectual Property Rights............................................................A-17
Section 4.21.   Insurance...............................................................................A-18
Section 4.22.   Indemnification.........................................................................A-18
Section 4.23.   Loans...................................................................................A-18
Section 4.24.   Investments.............................................................................A-19
Section 4.25.   Insider Interest........................................................................A-20

                                                  ARTICLE V

                                           COVENANTS OF THE COMPANY

Section 5.01.   General.................................................................................A-20
Section 5.02.   Investigation and Access to Information.................................................A-20
Section 5.03.   Additional Reports and Information......................................................A-21
Section 5.04.   Conduct of Business by the Company and Subsidiaries Other Than the Bank.................A-21
Section 5.05.   Conduct of Business by the Bank.........................................................A-22
Section 5.06.   No Solicitation.........................................................................A-24
Section 5.07.   Allowance for Loan Losses...............................................................A-25
Section 5.08.   Regulatory Approvals....................................................................A-26
Section 5.09.   Recommendation of Approval..............................................................A-26
Section 5.10.   Significant Stockholder Approval........................................................A-26


                                                  ARTICLE VI

                                            ADDITIONAL AGREEMENTS

Section 6.01.   Antitakeover Statute....................................................................A-26
Section 6.02.   Public Announcements....................................................................A-26
Section 6.03.   Notices of Certain Events...............................................................A-27
Section 6.04.   Stockholder Approval; Proxy Solicitation; Other Filings.................................A-27
Section 6.05.   Information Provided....................................................................A-28
Section 6.06.   Efforts To Consummate; Further Assurances...............................................A-28
Section 6.07.   Updating of Schedules...................................................................A-29
Section 6.08.   Directors' and Officers' Insurance......................................................A-29
Section 6.09.   Employees...............................................................................A-30
Section 6.10.   Company Plans...........................................................................A-30

                                                 ARTICLE VII

                                           CONDITIONS TO THE MERGER

Section 7.01.   Conditions to the Obligation of FNNI and First National Illinois........................A-32
Section 7.02.   Conditions to the Obligation of the Company.............................................A-34

                                                 ARTICLE VIII

                                                 TERMINATION

Section 8.01.   Termination or Abandonment..............................................................A-35
Section 8.02.   FNNI Termination Fee and Expenses.......................................................A-37
Section 8.03.   Company Liquidated Damages..............................................................A-37

                                                  ARTICLE IX

                                                MISCELLANEOUS

Section 9.01.   Counterparts; Effectiveness.............................................................A-37
Section 9.02.   Governing Law...........................................................................A-37
Section 9.03.   Jurisdiction............................................................................A-37
Section 9.04.   Notices.................................................................................A-37
Section 9.05.   Assignment; Binding Effect..............................................................A-39
Section 9.06.   Severability............................................................................A-39
Section 9.07.   Enforcement of Agreement................................................................A-39
Section 9.08.   Entire Agreement; No Third-party Beneficiaries..........................................A-39
Section 9.09.   Headings................................................................................A-39
Section 9.10.   Fees and Expenses.......................................................................A-39
Section 9.11.   Amendment or Supplement.................................................................A-40
Section 9.12.   Extension of Time, Waiver, Etc..........................................................A-40
Section 9.13.   Timing..................................................................................A-40

                                                  ARTICLE X

                                                 DEFINITIONS

Section 10.01.  Definitions.............................................................................A-40
Section 10.02.  Construction............................................................................A-41

ATTACHMENT A    ........................................................................................A-44

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of September 7, 2001 by and among FIRST NATIONAL OF NEBRASKA, INC., a Nebraska corporation ("FNNI"), FIRST NATIONAL OF ILLINOIS, INC., a Delaware corporation ("First National Illinois") which is a wholly owned subsidiary of FNNI, and Castle BancGroup, Inc., a Delaware corporation (the "Company"). FNNI, First National Illinois and the Company are referred to collectively herein as the "Parties." Terms used herein that are not otherwise defined in the text are defined in Article X of this Agreement.

                                    RECITALS

     The Company owns 100% of the issued and outstanding shares of all classes of stock of Castle Bank N.A., a national banking association (the "Bank"), CasBanc Mortgage, Inc., an Illinois corporation, Castle Finance Company, an Illinois corporation, and SBI Illinois, Inc., an Illinois corporation, which, unless otherwise noted, shall be collectively referred to as the "Subsidiaries."

     The boards of directors of each of the Parties have approved and declared it advisable and in the best interest of their respective companies and their stockholders to effect a merger, whereby First National Illinois will merge with and into the Company, in the manner and on the terms and subject to the conditions set forth in Article I below (the "Merger"), as a result of which the Company will become a wholly owned subsidiary of FNNI;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER. At the Effective Time (as defined in Section 1.04), in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"), the Merger shall be consummated with First National Illinois merging into the Company, and the Company shall continue as the corporation surviving the Merger (the "Surviving Corporation") and shall be a wholly owned subsidiary of FNNI.

     SECTION 1.02. EFFECT OF THE MERGER. At the Effective Time, the separate existence of First National Illinois shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises, both public and private, of the Company and First National Illinois, and the Surviving Corporation shall be vested with all property, whether real, personal or mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest belonging to or due to each of the Company and First National Illinois; and shall be responsible and liable for all the obligations and liabilities of each of the Company and First National Illinois, all with the effect set forth in the DGCL.

     SECTION 1.03. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FNNI, One First National Center, Omaha, Nebraska 68102 commencing at 11:00 a.m. local time on the fifteenth business day following the end of the month in which FNNI, First National Illinois and the Company have received all final state and federal regulatory approvals for the consummation of the transactions contemplated by this Agreement, the stockholders of the Company have approved this Agreement, and all applicable waiting periods have expired, or such other date and location as mutually agreed upon by the Parties (the "Closing Date").

     SECTION 1.04. EFFECTIVE TIME. On the Closing Date, the Parties shall execute and file in the office of the Secretary of State of the State of Delaware a certificate of merger executed in accordance with the DGCL (the "Certificate of Merger") and shall make all such other filings or recordings as may be required to effectuate the Merger and otherwise carry out the obligations of the Parties hereunder. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the Parties and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

     SECTION 1.05. CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

          (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended so that the Certificate of Incorporation of First National Illinois as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by the DGCL.

          (b) At the Effective Time, the Bylaws of the Surviving Corporation shall be amended so that the Bylaws of First National Illinois as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     SECTION 1.06. DIRECTORS. At the Effective Time, the directors of First National Illinois immediately prior to the Effective Time shall become the directors of the Surviving Corporation, to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

     SECTION 1.07. OFFICERS. At the Effective Time, the officers of First National Illinois immediately prior to the Effective Time shall become the officers of the Surviving Corporation, to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

                                   ARTICLE II

                    CONVERSION OF SHARES; PAYMENT FOR SHARES

     SECTION 2.01. EFFECT ON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, FNNI, First National Illinois or the holders of any securities of the Company, FNNI or First National
Illinois:

          (a) Each issued and outstanding share of Common Stock, par value $.33 per share, of the Company ("Company Common Stock") except the Dissenting Shares defined in Section 2.01(c) hereof shall be converted into the right to receive $18.00 or such higher amount as FNNI and the Company may agree in cash, payable by FNNI to the holder thereof, without interest thereon (the "Merger Consideration"), upon surrender and exchange of the certificate representing such share of Company Common Stock (a "Certificate") in accordance with Section 2.03. As of the Effective Time, except as provided in Section 2.01(b) or (c), all shares of Company Common Stock shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder ("Stockholder") of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration for each share represented by such Stockholder's Certificates.

          (b) Each share of Company Common Stock that is held in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries immediately prior to the Effective Time ("Company Treasury Stock") shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and the holder of which
     (i) has not voted in favor of the Merger, (ii) has delivered a written demand for appraisal of such holder's shares in accordance with Section 262 of the DGCL and (iii) has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01(a). The holder of a Dissenting Share shall instead be entitled to receive payment of the appraised value of such share in accordance with the provisions of
     Section 262 of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to
     Section 2.01(a). The Company shall give FNNI prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company. Notwithstanding anything to the contrary in this Section 2.01(c), if (A) the Merger is rescinded or abandoned or (B) the Stockholders revoke the authority to effect the Merger, the right of any Stockholder to be paid the fair value of such Stockholder's Dissenting Shares pursuant to the DGCL shall cease.

          (d) Each issued and outstanding share of common stock, par value $.01 per share, of First National Illinois shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     SECTION 2.02. COMPANY STOCK OPTIONS. Each option (an "Option") outstanding at the Effective Time under any of the Company's stock option plans (the "Option Plans") to acquire Company Common Stock shall be converted into the right to receive an amount (the "Option Consideration") in cash equal to (a) the number of shares subject to such Option multiplied by (b) an amount equal to the Merger Consideration less the exercise price associated with such Option. At Closing, each unvested option outstanding under the Option Plans shall automatically become vested.

     SECTION 2.03. PAYMENT FOR SHARES.

          (a) PAYING AGENT. Prior to the Effective Time, FNNI shall appoint First National Bank of Omaha to act as paying agent (the "Paying Agent") for payment of the Merger Consideration and the Option Consideration, and FNNI shall deposit or cause to be deposited with the Paying Agent cash in an amount equal to the aggregate Merger Consideration, to be held for the benefit of and distributed to Stockholders in accordance with this Section and the terms of a Paying Agent Agreement in the form acceptable to the Parties. Prior to the Effective Time, FNNI or First National Illinois shall deliver to the Paying Agent cash equal to the aggregate Option Consideration less any applicable withholding taxes together with instructions that such cash be promptly distributed following the Effective Time to the holders of Options in accordance with this Section. The Paying Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Payment Fund") for delivery as contemplated by this Section. The Paying Agent shall, pursuant to the Paying Agent Agreement substantially in the form of Exhibit A, pay the aggregate Merger Consideration and the aggregate Option Consideration less any applicable withholding taxes out of the Payment Fund, and the Payment Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, but in no event more than five days after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each former Stockholder whose shares are converted pursuant to Section 2.01(a) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and
     (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the Paying Agent shall mail to the holder of such Certificate in exchange therefor cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Certificate (less any required withholding), which such holder has the right to receive pursuant to the provisions of this Article II, payable by check, and the Certificate so surrendered shall forthwith be canceled. Except as provided in the DGCL with respect to Dissenting Shares, no current or former Stockholder shall be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a check equal to the Merger Consideration multiplied by the number of shares of Company Common Stock formerly owned by the Stockholder may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03(b), each Certificate (other than for Dissenting Shares and Company Treasury Stock) shall be deemed at all times after the Effective Time and for all corporate purposes of the Surviving Corporation, to represent only the right to receive, upon such surrender, the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented thereby, as contemplated by this Article II, including as limited or adjusted by paragraphs (c), (e), (h) and (i) below.

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK; STOCK TRANSFER BOOKS. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled against delivery of the Merger Consideration, except as otherwise provided by law.

          (d) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund remaining undistributed to the former Stockholders or former holders of Options one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former Stockholders who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration.

          (e) NO LIABILITY. Neither the Company, FNNI, First National Illinois, the Surviving Corporation nor the Paying Agent shall be liable to any person with respect to cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) INVESTMENT OF PAYMENT FUND. The Paying Agent shall invest all cash included in the Payment Fund as directed by FNNI, provided such investments are in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated P-1 and A-1 or better by Moody's Investors Service, Inc. and Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (g) LOST CERTIFICATES. For any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required in the sole discretion of the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue the Merger Consideration in exchange for the shares of Company Common Stock represented by such lost, stolen or destroyed Certificate.

          (h) WITHHOLDING RIGHTS. Each of the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former Stockholder or former holder of an Option such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former Stockholder or Option holder in respect of which such deduction and withholding was made.

          (i) ADJUSTMENT OF MERGER CONSIDERATION. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted so that the aggregate amount payable pursuant to this Agreement shall not have increased or decreased as a result of such adjustment.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                        FIRST NATIONAL ILLINOIS AND FNNI

     First National Illinois and FNNI represent and warrant to the Company that the statements contained in this Article III are correct and complete.

     SECTION 3.01. ORGANIZATION. Each of First National Illinois and FNNI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. FNNI is duly registered as a financial holding company under the Gramm-Leach-Bliley Act. FNNI owns all of the outstanding capital stock of First National Illinois.

     SECTION 3.02. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

          (a) Each of FNNI and First National Illinois has the legal power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of FNNI and First National Illinois and by FNNI as the sole stockholder of First National Illinois and no other corporate proceedings on the part of FNNI or First National Illinois are necessary to authorize the consummation of the transactions contemplated hereby. This

     Agreement has been duly and validly executed and delivered by FNNI and First National Illinois and, assuming this Agreement constitutes a valid and binding agreement of the other Parties, this Agreement constitutes a valid and binding agreement of FNNI and First National Illinois, enforceable against FNNI and First National Illinois in accordance with its terms, except that enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (b) Neither FNNI nor First National Illinois is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of FNNI or First National Illinois executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on FNNI or First National Illinois. Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Exchange Act, and (iii) federal and state banking laws, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by FNNI or First National Illinois of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on FNNI or First National Illinois or substantially impair or delay the consummation of the transactions contemplated hereby.

     SECTION 3.03. AVAILABLE FUNDS. FNNI and First National Illinois have available all funds necessary to pay the aggregate Merger Consideration and aggregate Option Consideration and to satisfy all of their obligations under this Agreement.

     SECTION 3.04. BROKER'S FEES. Neither First National Illinois nor FNNI has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                        THE COMPANY AND THE SUBSIDIARIES

     The Company represents and warrants to First National Illinois and FNNI that the statements contained in this Article IV are correct and complete, except as set forth in the Disclosure Schedule delivered as Annex I, which shall be delivered by the Company not later than five days after the date hereof. The Parties shall use their reasonable best efforts to take all action to ensure that the Disclosure Schedule is reasonably acceptable to all the Parties. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV.

     SECTION 4.01. ORGANIZATION. Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to conduct its business as presently conducted and to own its properties.

     SECTION 4.02. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

          (a) The Company has the legal power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and, other than the vote of the Shareholders, no other corporate proceeding on the part of the Company is necessary to authorize the consummation of the transactions contemplated hereby. The board of directors of the Company has determined that the transactions contemplated by this Agreement are in the best interest of the Company and its stockholders, has declared the advisability of this Agreement and has determined to recommend to such stockholders that they approve and adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other Parties, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Schedule 4.02 lists the directors and officers of the Company and each Subsidiary.

          (b) Neither the Company nor any Subsidiary is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of the Company executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Exchange Act, and (iii) federal and state banking laws, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby.

     SECTION 4.03. CAPITALIZATION. The entire authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, of which as of August 31, 2001 4,422,801 shares were issued and outstanding and no shares were held in the Company's treasury. No other shares of the Company Common Stock or any other stock, including preferred stock or convertible preferred shares, are outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are held of record by the respective persons as set forth in Schedule 4.03. The Options have been duly authorized by all necessary corporate action (including stockholder approval if necessary), have been validly executed, issued and delivered, constitute the legal, valid, and binding obligations of the Company, and are enforceable as to the Company in accordance with their terms and the terms of the Option Plans identified in Schedule 4.03. The shares of Company Common Stock to be issued upon exercise of the Options are validly authorized and, upon such exercise of the Options in accordance with their terms and the terms of the Option Plans, will be validly issued, fully paid, and nonassessable. The Company has no outstanding stock appreciation, phantom stock or similar rights, other than commitments to make the payments referred to in Section 5.04(c). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock other than in accordance with the Company's Dividend Reinvestment and Employee Stock Purchase Plan and as set forth in
Schedule 4.03. As of the date hereof, the Company has amended its Dividend Reinvestment and Employee Stock Purchase Plan so that (a) no further (i) purchases of Common Stock and (ii) dividend reinvestments in Common Stock can be made under this Plan and (b) all cash held in this Plan at the effective time of such amendment shall be returned to the applicable participants therein. Except as expressly contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company does not have any declared and unpaid dividends (whether payable in cash, securities or other consideration).

     SECTION 4.04. OTHERS ENTITLED TO VOTE. The Company does not have outstanding any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors or the approval of this transaction, nor are there outstanding any options, warrants, calls, rights, commitments or agreements of any kind obligating the Company to issue any such indebtedness. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or any of its indebtedness prior to maturity.

     SECTION 4.05. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company or any Subsidiary is subject or any provision of the charter or bylaws of the Company or any Subsidiary or (ii) except for the agreements set forth in Schedule 4.05, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or any Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole or (iii) result in the creation of any Lien upon the Company Common Stock.

     SECTION 4.06. REQUIRED STOCKHOLDER VOTE. The only approval required by the stockholders of the Company is that holders of a majority of all Company Common Stock vote in favor of the Merger.

     SECTION 4.07. BROKERS' FEES. Except for fees payable to William Blair & Company, L.L.C. ("William Blair"), neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     SECTION 4.08. THE SUBSIDIARIES. Schedule 4.08 sets forth for each of the Subsidiaries (i) the number of authorized shares of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock and (iii) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of the Subsidiaries free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except as set forth in Schedule 4.08. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or the Subsidiaries to sell, transfer or otherwise dispose of any capital stock of the Subsidiaries or that could require the Subsidiaries to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Subsidiaries. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Subsidiaries. Except for the Company's ownership of the Subsidiaries and Investment Securities (as defined in Section 4.24), neither the Company nor any Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust or other business association.

     SECTION 4.09. REPORTS AND FINANCIAL STATEMENTS.

          (a) The Company has previously furnished or made available to FNNI true and complete copies of:

               (i) the audited consolidated financial statements of the Company and the Subsidiaries as of, and for the year ended, December 31, 2000 (the "2000 Financial Statements");

               (ii) the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1998, 1999 and 2000;

               (iii) each definitive proxy statement filed by the Company with the SEC since December 31, 1998;

               (iv) each final prospectus filed by the Company with the SEC, except any final prospectus relating to a Registration Statement on Form S-8; and

               (v) all Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by the Company with the SEC since December 31, 1999.

     The 2000 Financial Statements and the audited consolidated financial statements and unaudited consolidated interim financial statements included in the reports, proxy statements and prospectuses described in clauses (ii) through (v) above (the "Company SEC Reports") (including any related notes and schedules) fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with accounting principles generally accepted in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

          (b) As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC since December 31, 1998. None of the Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.

     SECTION 4.10. NO UNDISCLOSED MATERIAL LIABILITIES. Neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature required to be reflected on a balance sheet prepared in accordance with GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the 2000 Financial Statements, (b) liabilities or obligations incurred since the date of the 2000 Financial Statements in the ordinary course of business or (c) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

     SECTION 4.11. NO VIOLATION OF LAW; LAWFUL OPERATIONS.

          (a) The businesses of the Company and each of the Subsidiaries are being conducted in compliance with all applicable law and regulations, including the Federal Reserve Act, the Federal Deposit Insurance Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting and consumer protection, and any statutes or ordinances relating to the properties occupied or used by the Company and each of the Subsidiaries, except for noncompliance which individually or in the aggregate would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (b) The policies, programs and practices of the Company and each of the Subsidiaries relating to wages, hours of work and other terms and conditions of employment are in compliance with applicable laws and regulations governing employment and terms and conditions of employment, except for noncompliance which individually or in the aggregate would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. There are no disputes, claims or charges pending or, to the Company's Knowledge, threatened, against the Company or any of the Subsidiaries alleging breach of any express or implied employment contract or commitment, or material breach of any applicable law and regulation relating to employment or terms and conditions of employment.

     SECTION 4.12. ENVIRONMENTAL LAWS AND REGULATIONS.

          (a) To the Company's Knowledge, the Company and each of the Subsidiaries are in compliance with all applicable laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and the Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which individually or in the aggregate would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (b) Neither the Company nor any of the Subsidiaries has received written notice of, or is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or cleanup activities under any Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims") that, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (c) To the Company's Knowledge following actual receipt of written notice, there are no facts, circumstances or conditions associated with any real property (i) on which the Company or any of its Subsidiaries has a mortgage or lien securing a loan with a balance of $100,000 or more and
     (ii) over which the Company or its Subsidiaries exercise day-to-day control, that would reasonably be expected to result in the assertion of an Environmental Claim against the Company, its Subsidiaries or any owner or operator of such real property.

     SECTION 4.13. EMPLOYEE BENEFIT PLANS.

          (a) Schedule 4.13 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), including pension, profit sharing, 401(k), severance, welfare, disability and deferred compensation, and all other material employee benefit plans, agreements, programs, policies or arrangements, including stock purchase, stock option, employment, change-in-control, fringe benefit, bonus and incentive plans and agreements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which any employee, former employee, director or former director of the Company or any Subsidiary has any present or future right to benefits or under which the Company or any Subsidiary has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans" but shall be separately identified on Schedule 4.13.

          (b)  The Company represents and warrants that:

               (i) each Company Plan has been established and administered in accordance with its terms, and each such Company Plan and the Company are in all material respects in full compliance with the applicable provisions of ERISA, the Code and other federal and state applicable laws, rules and regulations with respect thereto except for noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

               (ii) the Company has received, with respect to each Company Plan that is an "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) and is intended to meet the tax qualification requirements of Code Section 401(a), a favorable determination letter as to its qualification. To the Knowledge of the Company each trust for each such Company Plan is exempt from federal income Tax under Code Section 501(a). To the Knowledge of the Company, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Company Plan or trust;

               (iii) to the Knowledge of the Company, no event has occurred and no condition exists that likely could subject the Company to any tax, fine, lien, penalty or other liability imposed by ERISA (including any breach of fiduciary responsibility by any director, officer or employee), the Code or other applicable laws, rules and regulations that would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

               (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof;

               (v) to the Knowledge of the Company, no Company Plan is a Multiemployer Plan within the meaning of ERISA Section 4001(a)(3) or a plan subject to Title IV of ERISA and no "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) that is not the subject of a statutory or administrative exemption under ERISA Section 408 and Code Section 4975 has occurred with respect to any Company Plan;

               (vi) to the Knowledge of the Company, all contributions and payments made or accrued with respect to all Company Plans and other benefit obligations are deductible under Code Section 162 or 404, and no amount or any asset of any Company Plan is subject to tax as unrelated business taxable income;

               (vii) to the Knowledge of the Company, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and other benefit obligations that are insured or a material increase in benefit costs of such plans and obligations that are self-insured;

               (viii) except as set forth on Schedule 4.13 and except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service;

               (ix) the Company has the right to modify and terminate each Company Plan with respect to both retired and active employees;

               (x) to the Knowledge of the Company, the Company has complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole; and

               (xi) except as may be expressly permitted by this Agreement or as disclosed on Schedule 4.13, the Merger will not result in the payment, vesting or acceleration of any benefit under any Company Plan.

          (c) With respect to any Company Plan, (i) no actions, suits or claims (other than claims for benefits made in the ordinary course of the Company Plan's operation) are pending or, to the Knowledge of the Company, threatened; and (ii) to the Knowledge of the Company, no facts or circumstances exist that reasonably could give rise to any such actions, suits or claims.

          Full payment has been made or accrued for all amounts which are due to any of the Company Plans. Furthermore, the Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any of the Company Plans.

     SECTION 4.14. ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than the transactions contemplated or permitted by this Agreement or as disclosed in the any of the Company SEC Reports, since January 1, 2001, (a) the businesses of the Company and the Subsidiaries have been conducted in the ordinary course consistent with past practice and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

     SECTION 4.15. TITLE. Schedule 4.15 contains a listing of all real estate, including OREO and repossessed property, owned or leased by the Company or any Subsidiary. Each of the Company and each Subsidiary is the owner of good title to, or a valid leasehold interest in, all of its material tangible assets, free and clear of all liabilities, Liens and restrictions on transfer, except liens for taxes not yet due and payable and easements of record affecting real property that do not adversely affect the use of such property by the Company or Subsidiary for the purposes for which it is currently used.

     SECTION 4.16. INVESTIGATIONS; LITIGATION.

        (a) To the Company's Knowledge, there is no investigation or review being undertaken or that is pending by any Governmental Authority with respect to the Company or any of the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, nor has any governmental body or authority notified the Company of an intention to conduct the same.

        (b) There are no actions, suits or proceedings pending or to the Knowledge of the Company threatened against or affecting the Company or the Subsidiaries or their officers or directors, in their capacities as such, or any of their respective properties, at law or in equity, or before any federal, state, local or foreign court or Governmental Authority, that, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

        (c)(i) Neither the Company nor any of the Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1998, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request of any Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management of its business, nor has the Company or any of the Subsidiaries been advised in writing by any Governmental Authority since January 1, 1998 that it is considering issuing, initiating, ordering or requesting any of the foregoing.

        (ii) Except for routine examinations conducted by the Federal Reserve Board (the "Federal Reserve") and the Office of Comptroller of the Currency (the "OCC") in the regular course of the business of the Company or any of the Subsidiaries, neither the Federal Reserve, the OCC, the Illinois Office of Banks and Real Estate (the "IOBRE"), the Illinois Department of Financial Institutions (the "IDFI"), the Federal Deposit Insurance Corporation (the "FDIC") nor the SEC has initiated any proceeding or, to the Company's Knowledge, investigation into the business or operations of the Company or any of the Subsidiaries within the past three (3) years. To the Company's Knowledge, there is no unresolved violation, criticism or exception by the Federal Reserve, the OCC, the IOBRE, the IDFI, the SEC or the FDIC that, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

     SECTION 4.17. TAX MATTERS.

          (a) All material Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by or with respect to the Company or any of the Subsidiaries, either separately or as a member of an affiliated group of corporations, have been filed on a timely basis and in accordance with applicable laws, regulations and administrative requirements. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects.

          (b) The Company has made available to FNNI all reports of and communications for all open years from Internal Revenue Service agents and the corresponding agents of other state, local and foreign Governmental Authorities who have examined the respective books and records applicable to the Company and the Subsidiaries. Schedule 4.17(b) describes all adjustments in respect of the Company to income Tax returns filed by, or on behalf of, the Company or any affiliated group of corporations of which the Company is or was a member, for all open taxable years, that have been proposed by any representative of any Governmental Authority, and Schedule 4.17(b) describes the resulting income Taxes, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such examinations have been paid, reserved against or settled or, as described in Schedule 4.17(b), are being contested in good faith by appropriate proceedings. Except as set forth in Schedule 4.17(b), neither the Company nor any Subsidiary has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which the Company may be liable.

          (c) The Company and each of the Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may become due for all periods ending on or before the Closing Date, except such Taxes, if any, as are set forth in Schedule 4.17(c) that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided. In all material respects, all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company (except for Taxes not yet due).

          (d) There are no closing agreements, requests for rulings or requests for technical advice, in respect of any Taxes, pending between the Company and any Governmental Authority.

          (e) There is no existing tax-sharing agreement that may or will require that any payment be made by or to the Company on or after the Closing Date.

          (f) The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code, nor has the Internal Revenue Service proposed any such adjustment or change in accounting method with respect to the Company. The Company does not have any application pending with any Governmental Authority requesting permission for any change in accounting method.

          (g) Except as set forth on Schedule 4.17, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by FNNI, the Surviving Corporation or the Company by reason of Section 280G of the Code.

          (h) The Company was not a party to any deferred intercompany transaction that will be restored (pursuant to the Treasury Regulations under Section 1502 of the Code) and will result in income or loss to the Company due to the contemplated transaction.

     SECTION 4.18. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of William Blair, dated on or before the date of this Agreement, substantially to the effect that the Merger Consideration is fair to the holders of the Company Common Stock (other than FNNI) from a financial point of view.

     SECTION 4.19. MATERIAL CONTRACTS.

          (a) Schedule 4.19(a) contains a complete and accurate list of each Company Material Contract.

          (b) Each Company Material Contract is valid and binding on the Company or a Subsidiary and, to the Knowledge of the Company, is enforceable against the other party thereto, in each case, except as enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or thereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law). The Company and the Subsidiaries are and have been in material compliance with all applicable terms and requirements of each Company Material Contract to which they are a party. Neither the Company nor any of the Subsidiaries has given to or received from any other person any written notice or other written communication regarding any actual or alleged violation or breach of, or default under, any Company Material Contract.

     SECTION 4.20. INTELLECTUAL PROPERTY RIGHTS. The Company and the Subsidiaries own or have a valid license to use all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in default (or with the giving of notice or lapse of time, or both, would be in default) under any license to use such Intellectual Property, except for such defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. To the Knowledge of the Company, such Intellectual

Property is not being infringed by any third party and neither the Company nor any Subsidiary is infringing any Intellectual Property of any third party, except for such defaults and infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

     SECTION 4.21. INSURANCE. Schedule 4.21 includes copies of declaration pages and binder for all insurance policies and bonds presently maintained by the Company or the Subsidiaries with respect to their respective businesses, operations, properties or assets. All such insurance policies and bonds are in full force and effect. Neither the Company nor any Subsidiary is in default of any of its obligations under any such insurance policy or bond. The Company and each Subsidiary maintain all insurance and bonds they are required to carry by law or by any agreement by which they are bound. Except for claims filed by employees of the Company and the Subsidiaries under applicable medical insurance policies maintained for the benefit of such employees, Schedule 4.21 lists and briefly describes all claims that have been filed under such insurance policies and bonds since June 30, 1999 and the current status of such claims. All claims listed on Schedule 4.21 have been filed in a due and timely fashion. Neither the Company nor any Subsidiary has had an insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past five (5) years.

     SECTION 4.22. INDEMNIFICATION. Except as set forth in Schedule 4.22, to the Company's Knowledge, there are no unresolved claims of any director, officer, employee or agent of the Company or any of the Subsidiaries for indemnification by the Company or any of the Subsidiaries under any indemnification agreement with, or under the respective charter and bylaws of, the Company or any of the Subsidiaries, or under any applicable laws and regulations.

     SECTION 4.23. LOANS.

          (a) Except as disclosed in Schedule 4.23(a), each outstanding loan, loan agreement, note, lease or other borrowing agreement, any participation therein and any guaranty, renewal or extension thereof (collectively, "Loans") reflected on the books and records of the Company is, to the Company's Knowledge, evidenced by appropriate and sufficient documentation in all material respects and constitutes, to the Company's Knowledge, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines and except as would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. To the Company's Knowledge,
     (i) no obligor named therein has provided notice to the Company or a Subsidiary that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable principles or doctrines and (ii) no Loan is subject to any valid defense, offset or counterclaim that has been asserted with respect to such Loan, except in each case as would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (b) To the Company's Knowledge, all guarantees of indebtedness owed to the Company or any Subsidiary, including those of the Federal Housing Administration, the

     Small Business Administration and other state and federal agencies, are valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines, and except as would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (c) In originating, underwriting, servicing and discharging Loans, mortgages, land contracts and contractual obligations relating thereto, either for their own account or for the account of others, the Company and each Subsidiary have complied with all applicable terms and conditions of such obligations and with all applicable laws and regulations, contractual requirements and procedures, except for noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

     SECTION 4.24. INVESTMENTS.

          (a) Set forth on Schedule 4.24(a) is a complete and accurate list of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or any Subsidiary, other than in a fiduciary or agency capacity (the "Investment Securities"). Schedule 4.24(a) shows, as of June 30, 2001, the applicable CUSIP numbers, the applicable maturity dates and the applicable coupon rates of the Investment Securities, the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities, and the estimated cost and the estimated fair value of the marketable equity securities.

          (b) Except as set forth in Schedule 4.24(b), none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any Subsidiary freely to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any Subsidiary is a party, the Company or such Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

          (c) Except as set forth in Schedule 4.24(c), neither the Company nor any Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require the Company or any Subsidiary to repurchase or otherwise reacquire any such assets.

          (d) All Investment Securities that are classified as "held to maturity," "available for sale" and "trading" held by the Company or any Subsidiary have been classified and accounted for in accordance with SFAS 115 and the intentions of the Company's management.

          (e) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which the Company or any of the Subsidiaries is bound.

     SECTION 4.25. INSIDER INTEREST. Except as set forth on Schedule 4.25 or in the Company SEC Reports, no officer or director of the Company or any of the Subsidiaries, nor any member of the immediate family of any such person or any entity that any such person "controls" within the meaning of Regulation O of the Federal Reserve, has any Loan, deposit account or any other agreement with the Company or any of the Subsidiaries, any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of the Subsidiaries, or any other interest or transaction that would be required to be disclosed under Regulation S-K of the SEC.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     SECTION 5.01. GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including ensuring that the Disclosure Schedule that is delivered by the Company under
Article IV is reasonably acceptable to all the Parties and satisfying, but not waiving, the closing conditions set forth in Article VII below).

     SECTION 5.02. INVESTIGATION AND ACCESS TO INFORMATION. FNNI may conduct and complete additional due diligence review of the financial condition, operations, contracts and commitments, Loans, investments, customer base and management of the Company and the Subsidiaries, as well as the Disclosure Schedule, for a period of 30 calendar days following the date of this Agreement (the "Due Diligence Review"). The Company shall afford FNNI and its officers, employees, accountants, counsel and other authorized representatives access during normal business hours upon reasonable notice, throughout the period prior to the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII hereof (the "Termination Date"), to its and the Subsidiaries' properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and the Company and the Subsidiaries shall use their reasonable best efforts to cause their respective representatives to furnish promptly to FNNI such additional financial and operating data and other information as to its and the Subsidiaries' respective businesses and properties as FNNI or its duly authorized representatives may from time to time reasonably request. FNNI agrees that it will treat any such information in accordance with the terms of the letter agreement between William Blair and FNNI dated May 31, 2001 (the "Confidentiality Letter"), the terms of which are incorporated herein. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any Subsidiary shall be required to provide access to or to disclose information where such access or disclosure would (a) violate or prejudice the rights of the Company's or a Subsidiary's customers or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement, or (b) impair any attorney-client privilege of the disclosing party.

     SECTION 5.03. ADDITIONAL REPORTS AND INFORMATION.

          (a) The Company shall furnish to FNNI copies of any reports of the type referred to in Section 4.09 that it files with the SEC and federal and state bank regulators on or after the date hereof.

          (b) From and after the date hereof and prior to the Effective Time or the Termination Date, the Company shall deliver to FNNI quarterly and monthly unaudited consolidated financial statements prepared in the ordinary course of business, including balance sheets, statements of operations and statements of cash flow, but excluding footnotes thereto, within 10 days of the end of such period.

          (c) Any unaudited consolidated interim financial statements delivered by the Company pursuant to this Section 5.03 (including any related notes and schedules) will fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     SECTION 5.04. CONDUCT OF BUSINESS BY THE COMPANY AND SUBSIDIARIES OTHER THAN THE BANK. Solely for the purposes of this Section 5.04, the term "Subsidiaries" shall refer to Subsidiaries other than the Bank. From and after the date hereof and prior to the Effective Time or the Termination Date, and except (i) as may be required by law (provided that any Party availing itself of such exception must first consult with the other Parties), (ii) as may be consented to in writing by FNNI, such consent not to be unreasonably withheld, or (iii) as may be expressly permitted pursuant to this Agreement, the Company:

          (a) shall, and shall cause each of the Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted and shall use its reasonable best efforts, and shall cause each of the Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill, prevent adverse change in the financial condition, liabilities, assets, business, operating results or prospects of the Company and the Subsidiaries and prevent the destruction or damage to or loss of any asset of the Company and the Subsidiaries that would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

          (b) shall not declare any dividends, other than the regular semi-annual dividends on the Company Common Stock in an amount not to exceed $0.14 per share expected to be payable to holders of record on or about December 31, 2001;

          (c) shall not authorize or issue any shares of stock or other securities convertible into or in lieu of or in substitution for shares of its stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) other than upon the exercise of Options which are outstanding on the date hereof or pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (in each case, as in effect on the date hereof), provided (i) the number of shares issued upon the exercise of Options (vested or unvested) which are outstanding on the date hereof shall not exceed 216,225; and (ii) the Company in its discretion may make payments which shall not exceed $335,000 in the aggregate to persons who previously agreed to a cancellation of Options;

          (d) shall not propose or adopt any amendments to its corporate charter or bylaws;

          (e) except in the ordinary course of business, and in a manner consistent with past practices, shall not, and shall not permit any of the Subsidiaries to, (i) make capital expenditures in excess of $100,000 or
     (ii) change or modify any of its current financing terms, conditions or facilities with banks and financial institutions except in the ordinary course consistent in all material respects with prudent banking practices and as necessary to consummate the transactions set forth in this Agreement;

          (f) shall not, and shall not permit any of the Subsidiaries to, (i) make any Tax election or settle or compromise any material Tax liability,
     (ii) change its fiscal year, (iii) revalue any of its material assets or
     (iv) change its methods of accounting (including make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 2000, except as required by changes in GAAP;

          (g) shall not create, incur, assume or guarantee additional indebtedness; and

          (h) shall provide representatives of FNNI with notice of the Company's and the Subsidiaries' board of directors meetings and shall allow representatives of FNNI to attend such meetings, provided they shall not be entitled to vote or participate at such meetings and shall withdraw from such meetings whenever the chairperson of the meeting determines that the presence of FNNI's representatives is inappropriate or inadvisable.

     Notwithstanding any provision to the contrary contained in this Section 5.04, neither FNNI nor First National Illinois shall have, directly or indirectly, any right to control or direct the Company's operations prior to the Effective Time and prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     SECTION 5.05. CONDUCT OF BUSINESS BY THE BANK. From and after the date hereof and prior to the Effective Time or the Termination Date, and except (i) as may be required by law (provided that any Party availing itself of such exception must first consult with the other Parties), (ii) as may be consented to by FNNI, such consent not to be unreasonably withheld, or (iii) as may be expressly permitted pursuant to this Agreement, the Bank:

          (a) shall conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and shall use its reasonable best efforts to preserve intact its business organization and goodwill, prevent material adverse change in the financial condition, liabilities, assets, business, operating results or prospects of the Bank and prevent the destruction or damage to or loss of any asset of the Bank that would have a Material Adverse Effect on the Bank;

          (b) shall not propose or adopt any amendments to its corporate charter or bylaws;

          (c)  except for payments permitted under Section 5.04(c), shall not
     (i) enter into, adopt or amend any compensation, severance, bonus or similar agreements or arrangements with any director or officer, or (ii) except in the ordinary course of business, consistent with past practice, increase in any manner the compensation or fringe benefits of any employee not described in the preceding clause (i) or pay any such employee any benefit not required by a Company Plan as in effect as of the date hereof;

          (d) except in the ordinary course of business, and in a manner consistent with past practices, shall not (i) make capital expenditures in excess of $25,000 or (ii) change or modify any of its current financing terms, conditions or facilities with banks and financial institutions except in the ordinary course consistent in all material respects with prudent banking practices and as necessary to consummate the transactions set forth in this Agreement;

          (e) shall not file any applications for additional branches, open any new office or branch, close any current office or branch, or relocate operations from existing locations;

          (f) shall not make any new Loan, discount or commitment to loan or discount to any new borrower or group of related borrowers or dealers(s) where the funds to be loaned, discounted or committed by the Bank exceed $1,000,000; provided, however, the foregoing shall not apply to any new Loan of less than $750,000 that is secured by a first mortgage lien on real estate with an appraised value of at least 125% of the Loan amount;

          (g) shall not make new advances with respect to, or renew, restructure or amend, any classified Loan with an outstanding balance of greater than $250,000;

          (h) shall not enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets (other than capital expenditures) in a single transaction except for (i) the origination, purchase and sale of residential mortgage Loans; (ii) the purchase of Investment Securities as permitted; (iii) sales of the Bank's OREO and other repossessed properties; or (iv) the acceptance of a deed in lieu of foreclosure;

          (i)  shall not accept or renew any brokered deposits;

          (j) shall not purchase any Investment Securities except that existing Investment Securities may be replaced at maturity or upon call with United States Treasury or United States agency securities with similar value and that have maturities of 12 months or less;

          (k) shall not change the manner in which its portfolio of Investment Securities is classified or reported in accordance with SFAS 115 or otherwise, or restructure or materially change its Investment Securities portfolio (other than replacing maturing mortgage Loans with Investment Securities as set forth herein) or its gap position;

          (l) shall not change accounting methods or practices (including any change in depreciation or amortization policies or rates); and

          (m) shall provide representatives of FNNI with notice of all Bank loan committee meetings and board of directors meetings and shall allow representatives of FNNI to attend such meetings, provided they shall not be entitled to vote or participate at such meetings and shall withdraw from such meetings whenever the chairperson of the meeting determines that the presence of FNNI's representatives is inappropriate or inadvisable.

     Notwithstanding any provision to the contrary contained in this Section 5.05, neither FNNI nor First National Illinois shall have, directly or indirectly, any right to control or direct the Bank's operations prior to the Effective Time and prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     SECTION 5.06. NO SOLICITATION.

          (a) The Company represents and warrants that it is not currently engaged in any discussions or negotiations with any person (other than FNNI) concerning any Purchase Proposal (as defined below). From and after the date hereof, the Company will not, and shall use its reasonable best efforts not to permit any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of the Subsidiaries (collectively, "Company Representatives") to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information) any Purchase Proposal from any persons or engage in or continue discussions or negotiations relating thereto, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Purchase Proposal, except that the Company may, in response to a Purchase Proposal that the Company's board of directors determines is reasonably likely to constitute a Superior Proposal (as defined below) that was not solicited by the Company or any Company Representatives and that did not result from a breach of this Section, and subject to providing prior written notice of its decision to take such action to FNNI, (x) furnish information (including nonpublic information) with respect to the Company and the Subsidiaries to any person making such a Purchase Proposal pursuant to a customary confidentiality agreement with terms substantially similar to those of the Confidentiality Letter and (y) participate in discussions or negotiations regarding such Purchase Proposal. The Company will advise FNNI orally (within one business day) and in writing (as promptly as practicable) of the receipt of any inquiry or request for information with respect to, or which could reasonably be expected to lead to, a Purchase Proposal. As used in this Agreement, (i) "Purchase Proposal" shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of business that constitutes 15% or more of the net revenues, net income or assets of the Company and the Subsidiaries taken as a whole, or 15% or more of the voting securities of the Company or any of the Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting securities of the Company or any of the Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Subsidiaries, other than the transactions contemplated by this Agreement, and (ii) "Superior Proposal" shall mean any Purchase Proposal made by a third party on terms that are substantially the same or superior from a financial point of view to the stockholders of the Company to the terms set forth in this Agreement, including with respect to conditions to consummation, financing and the percentage of outstanding equity securities acquired, as determined by the board of directors of the Company in their good faith judgment (based on the advice of a financial advisor of nationally recognized reputation or such other matters as the Company's board of directors deems relevant).

          (b) The board of directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to FNNI or First National Illinois, the approval or recommendation by such board of directors of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Purchase Proposal, unless, in each case, the Company receives an unsolicited Purchase Proposal that the Company's board of directors determines is a Superior Proposal. The board of directors of the Company may not enter into an agreement with respect to a Purchase Proposal except in connection with a termination of this Agreement as set forth in Article VIII. Nothing contained in this Section
     5.06 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders that, in the good faith judgment of the board of directors of the Company after consultation with outside counsel, is required under applicable law, provided that, except as otherwise permitted in this Section 5.06, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Purchase Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the board of directors of the Company permitted by, and taken in accordance with, this
     Section 5.06 shall not constitute a breach of this Agreement by the Company.

     SECTION 5.07. ALLOWANCE FOR LOAN LOSSES. FNNI and Company shall endeavor in good faith to reach an agreement as to the amount of loan loss reserve, as that term is defined in applicable bank regulations. Upon reaching such agreement as to such loan loss reserve amount, Company agrees to adjust the loan loss reserve accordingly prior to the expected Closing Date; provided, however, that any such adjustment: (a) shall not be prohibited by GAAP, applied on a consistent basis, or any applicable laws or regulations; (b) shall not be made by the Company until the later of (i) 30 calendar days prior to the expected Closing Date or
(ii) the receipt of all approvals of federal and state banking regulators and Company stockholders necessary to consummate the Merger; and (c) shall not be considered in determining the Company's minimum equity pursuant to Section 7.01(l) of this Agreement.

     SECTION 5.08. REGULATORY APPROVALS. The Parties acknowledge that consummation of the transactions contemplated by this Agreement will require the prior written approval of federal and state banking regulators. Accordingly, within 30 days after all Parties have executed this Agreement, FNNI and First National Illinois shall file applications with the applicable regulators for approval of the transactions contemplated by this Agreement and otherwise exercise their reasonable best efforts and diligence to obtain such approval and any other approvals that may be required to consummate the transactions contemplated hereby. The Company will use its reasonable best efforts to assist FNNI and First National Illinois in their efforts.

     SECTION 5.09. RECOMMENDATION OF APPROVAL. Subject to its fiduciary duties, the board of directors of the Company shall recommend to its stockholders the approval of this Agreement and the Merger, and shall include such recommendation in the Proxy Statement referred to in Section 6.04.

     SECTION 5.10. SIGNIFICANT STOCKHOLDER APPROVAL. Certain directors of Company, who collectively own approximately 30 percent of Company Common Stock, by execution of Attachment A to this Agreement, agree that they will vote to approve the Merger, on the terms and subject to the conditions set forth herein, at the stockholders' meeting to be convened for such purpose. The execution of Attachment A is solely for the purpose of approving the Merger and no other purpose.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. ANTITAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and FNNI and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 6.02. PUBLIC ANNOUNCEMENTS. Upon execution of this Agreement, the Parties hereto agree that a press release and Form 8-K filings shall be made. The Company and FNNI will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or filing prior to the issuance of such press release or other public statement or filing relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or filing without the prior consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such other public statement as required by law if it has (a) used its reasonable best efforts to consult with the other Party and to obtain such Party's consent but has been unable to do so in a timely manner and (b) faxed a copy of such release or public statement to such other Party at a reasonable time prior to issuing such release or making such statement.

     SECTION 6.03. NOTICES OF CERTAIN EVENTS. Each Party shall promptly notify the other Parties of the receipt of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

     Each Party shall promptly notify the other Parties of any proceedings commenced or threatened against such Party or any of the Subsidiaries that relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 6.04. STOCKHOLDER APPROVAL; PROXY SOLICITATION; OTHER FILINGS.

          (a) STOCKHOLDER APPROVAL; PROXY SOLICITATION. The Company, acting through its board of directors, shall in accordance with applicable law as promptly as practicable after completion of the Due Diligence Review call for a meeting of its stockholders at the earliest practicable time at which the Company will submit the Merger and the other transactions contemplated hereby to the stockholders for approval as required under the DGCL and its certificate of incorporation and bylaws (the "Company Meeting"). In connection therewith, the Company shall take, at its own expense, all steps necessary to the solicitation of proxies from the stockholders, including the preparation, filing and mailing of a letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with such meeting and any schedules required to be filed with the SEC in connection therewith (the "Proxy Statement"). The Company together with FNNI and First National Illinois will proceed diligently with the preparation and filing of the Proxy Statement with the SEC. FNNI and First National Illinois shall furnish all information about themselves, their business and operations and their owners and all financial information to the Company as may be necessary in connection with the preparation of the Proxy Statement. The Company will provide FNNI with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC and will provide FNNI with a reasonable number of copies of all such filings made with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to FNNI and advise FNNI of any oral comments with respect to the Proxy Statement received from the SEC. Each of FNNI and the Company shall use all reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. If the Company learns of any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement to the extent required by applicable federal securities laws. If FNNI or First National Illinois learns of any event that should be set forth in an amendment or supplement to the Proxy Statement, such Party will promptly inform the Company in writing of such event.

          (b) OTHER FILINGS. As promptly as practicable the Company, FNNI and First National Illinois shall properly prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company, FNNI and First National Illinois shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Authority or official, and each of the Company, FNNI and First National Illinois shall supply the other with copies of all correspondence between it and each of its subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate Governmental Authority or official, on the other hand, with respect to any of the Other Filings. The Company, FNNI and First National Illinois each shall use all reasonable efforts to obtain and furnish the information required to be included in any of the Other Filings.

     SECTION 6.05. INFORMATION PROVIDED. None of the information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement or the Other Filings, or any amendment thereof or supplement thereto, will, at the respective times filed with the SEC or other Governmental Authority, and with respect to the Proxy Statement, at the date mailed to the Company's stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company makes no representation, warranty or covenant with respect to information concerning First National Illinois or FNNI or their affiliates included in the Proxy Statement or information supplied by First National Illinois or FNNI for inclusion in the Proxy Statement. None of the information supplied by First National Illinois or FNNI specifically for inclusion or incorporation by reference in the Proxy Statement or the Other Filings, or any amendment thereof or supplement thereto, will, at the respective times filed with the SEC or other Governmental Authority, and with respect to the Proxy Statement, at the date mailed to the Company's stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to First National Illinois or FNNI or other information supplied by First National Illinois or FNNI for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. First National Illinois and FNNI make no representation, warranty or covenant with respect to information concerning the Company or the Subsidiaries included in the Proxy Statement or information supplied by the Company or the Subsidiaries for inclusion in the Proxy Statement.

     SECTION 6.06. EFFORTS TO CONSUMMATE; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the Parties shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated herein. The Parties agree to execute and deliver promptly such other documents, certificates, agreements, instruments and other writings

(including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby, including promptly making their respective filings and thereafter making any other required submissions under the applicable federal and state banking laws and regulations and taking all such further action as reasonably may be necessary to resolve such objections, if any, as any such authorities of any national or other jurisdiction or any other person may assert under relevant laws with respect to the transactions contemplated hereby.

     SECTION 6.07. UPDATING OF SCHEDULES. The Parties agree that any Disclosure Schedules delivered by the Company to FNNI will be updated by the Company as of the Closing Date, with any and all changes specifically marked, so that the condition to the obligations of each of the Company, FNNI and First National Illinois to effect the Merger set forth in Section 7.02(a) and 7.01(a), respectively, shall have been fulfilled as of the Closing Date.

     SECTION 6.08. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

          (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the exculpatory and indemnification provisions for the benefit of any individual who served as director or officer of the Company at or at any time prior to the Effective Time that are set forth, as of the date of this Agreement, in the Certificate of Incorporation and the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or at any time prior to the Effective Time were directors or officers of the Company.

          (b) FNNI shall cause the Surviving Corporation and all Subsidiaries to maintain for a period of at least six years the current policies of directors' and officers' liability insurance and fiduciary liability insurance currently by the Company as of the date of this Agreement (provided that substitute policies may be used if such substitute policies have at least the same coverage and amounts and are issued by reputable and financially sound insurance companies containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving Corporation be required to pay premiums therefor in any one year in an amount in excess of 175% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing for purposes of this Section, which policies provide such directors and officers with coverage for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained by the Company prior to the Closing, FNNI shall and shall cause the Surviving

     Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder.

          (c) FNNI or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of FNNI or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.08.

          (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the indemnified parties under this Section, their heirs and their representatives.

     SECTION 6.09. EMPLOYEES. Each employee of the Company and the Subsidiaries as of the Effective Time shall continue to be employed by the Surviving Corporation, a Subsidiary or FNNI (and, if such employee is an officer of the Bank, with the same title) for a period ending no earlier than the first to occur of (a) the date 180 days after the Effective Time; (b) the date of death of the employee, (c) the date of the employee's voluntary termination of employment with the Surviving Corporation, a Subsidiary or FNNI and (d) the date on which the employee is terminated by the Surviving Corporation, a Subsidiary or FNNI for cause, as reasonably determined by the Surviving Corporation, a Subsidiary or FNNI. During such minimum period of continued employment, each such employee shall continue to receive base compensation, incentive compensation and bonuses from the Surviving Corporation, a Subsidiary or FNNI at a rate at least equal to that in effect with respect to his employment by the Company and the Subsidiaries as of the Effective Time.

     SECTION 6.10. COMPANY PLANS.

          (a) As of the Effective Time, each employee of the Company and the Subsidiaries shall become immediately entitled to participate in each of the employee benefit plans in accordance with the terms of the respective plans maintained by FNNI, the Surviving Corporation and the Subsidiaries, including without limitation, group hospitalization, medical, life and disability insurance plans, severance plans, tax qualified retirement, savings and profit sharing plans, and stock option and stock award plans ("FNNI Plans") in which similarly situated employees of FNNI, the Surviving Corporation and the Subsidiaries, participate, and to the same extent as such employees of FNNI, the Surviving Corporation and the Subsidiaries. The period of employment and compensation of each employee of the Company and the Subsidiaries with the Company and the Subsidiaries prior to the Effective Time shall be counted for all purposes of the FNNI Plans (except for purposes of benefit accrual) including without limitation for purposes of vesting and eligibility. Any expenses incurred by an employee of the Company or the Subsidiaries under any Company Plan, such as deductibles or co-payments, shall be counted for all purposes under the applicable FNNI Plan. FNNI, the Surviving Corporation, the Subsidiaries and the FNNI Plans shall waive any pre-existing condition exclusions for conditions existing at the Effective Time, and actively at work requirements for periods ending at the Effective Time, contained in the FNNI Plans as they apply to employees and former employees of the Company and the Subsidiaries and their dependents, provided that such waiver of pre-existing conditions shall not extend to any condition that has prevented coverage of an employee or former employee of the Company or a Subsidiary or a dependent thereof under comparable Company Plans. Except as hereinafter specifically provided with respect to the Castle BancGroup, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), and subject to assumption of the obligations existing under each Company Plan as of the Effective Time pursuant to paragraph (d) of this section, FNNI, the Surviving Corporation and the Subsidiaries after the Effective Time shall have sole discretion with respect to the determination whether to terminate, merge or continue any Company Plan. At the Effective Time, FNNI or the Surviving Corporation shall be substituted for the Company or a Subsidiary as the sponsoring employer under those Company Plans with respect to which the Company or a Subsidiary is the sponsoring employer immediately prior to the Effective Time and which Plan is assumed by FNNI or the Surviving Corporation pursuant to the terms of this Agreement, and FNNI, First National Illinois or the Surviving Corporation shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company or a Subsidiary with respect to each such Company Plan.

          (b) From and after the Effective Time, former and current officers and employees of the Company and its Subsidiaries and their dependents who satisfy conditions for any post-retirement medical and health insurance coverage under any FNNI Plan shall be entitled to participate in such Plan under the terms and conditions of such Plan.

          (c) Until the Effective Time, the Company and its Subsidiaries shall be liable for all obligations for continued health coverage, pursuant to
     Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA") with respect to each qualified beneficiary (as defined in COBRA) of the Company or a Subsidiary who incurs a qualifying event (as defined in COBRA) prior to the Effective Time. FNNI, the Surviving Corporation and the Subsidiaries shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each qualified beneficiary of the Company or a Subsidiary who incurs a qualifying event from and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each qualified beneficiary of the Company or a Subsidiary who incurs a qualifying event before the Effective Time.

          (d) Any obligation of the Company or any Subsidiary under any employment agreement, employment letter, employment security agreement, stay bonus agreement, supplemental profit sharing plan, annual incentive plan, long-term incentive plan, or severance plan, or under any other Company Plan set forth in Schedule 4.13, as of the Effective Time, shall continue to be binding from and after the Effective Time, and FNNI, the Surviving Corporation and the Subsidiaries shall comply with and satisfy all such obligations pursuant to the terms of such Company Plan.

          (e) The transactions described in this Agreement shall constitute a change in control for purposes of each Company Plan.

          (f) The Company and the Subsidiaries maintain the 401(k) Plan which Plan shall be terminated prior to the Effective Time. All 401(k) Plan participants shall fully vest and have a nonforfeitable interest in their accounts under the 401(k) Plan, determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the 401(k) Plan upon its termination under Code Section 401(a) (the "Determination Letter"), distribution of the benefits under the 401(k) Plan shall be made to 401(k) Plan participants pursuant to the terms of the 401(k) Plan. From and after the date of this Agreement, and in anticipation of such determination and distribution, the Company and the Subsidiaries and their respective representatives, prior to the Effective Time, and FNNI, the Surviving Corporation the Subsidiaries and their respective representatives after the Effective Time, shall use their best efforts to apply for and obtain such favorable Determination Letter from the IRS. In the event that the Company and the Subsidiaries and their respective representatives prior to the Effective Time, and FNNI, the Surviving Corporation and the Subsidiaries and their respective representatives after the Effective Time, reasonably determine that the 401(k) Plan cannot obtain a favorable Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the 401(k) Plan to lose its tax qualified status, the Company and the Subsidiaries prior to the Effective Time, and FNNI, the Surviving Corporation and the Subsidiaries after the Effective Time, shall take such action as they may determine with respect to the distribution of benefits to the 401(k) Plan participants, provided that the assets of the 401(k) Plan shall be held or paid only for the benefit of the 401(k) Plan participants, and provided further that in no event shall any portion of the amounts held in the 401(k) Plan revert, directly or indirectly, to the Company, any Subsidiary, FNNI or the Surviving Corporation.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.01. CONDITIONS TO THE OBLIGATION OF FNNI AND FIRST NATIONAL ILLINOIS. The obligations of FNNI and First National Illinois to effect the Merger are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by FNNI and First National Illinois in their sole discretion.

          (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement shall be correct and complete in all material respects as of the Closing Date as if made on the Closing Date, except as otherwise contemplated by this Agreement.

          (b) PERFORMANCE OF AGREEMENTS. The Company shall have performed, complied with and satisfied in all material respects all covenants and agreements required by this Agreement to be performed, complied with or satisfied by the Company at or prior to the Closing Date.

          (c) THE COMPANY'S CLOSING CERTIFICATE. The Company shall furnish a certificate, signed by a senior executive officer of the Company and dated the Closing Date, to the effect that the conditions specified in paragraphs
     (a) and (b) of this Section 7.01 have been satisfied.

          (d) SECRETARY'S CERTIFICATE. The Company shall have furnished a certificate of its secretary, dated as of the Closing Date, certifying as to:

               (i) the consent of the stockholders of the Company and the resolutions of the Company's board of directors authorizing the execution, delivery and performance of this Agreement by the Company and the execution, delivery and performance of all documents to be executed and delivered by the Company at Closing, with copies of such resolutions attached thereto; and

               (ii) the incumbency of its officers executing this Agreement and the documents delivered at Closing.

          (e) NO INJUNCTIONS, ORDERS OR RESTRAINTS; ILLEGALITY. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority (an "Injunction") nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Merger; provided, however, that prior to invoking this condition, FNNI and First National Illinois shall use their reasonable best efforts to have any such Injunction vacated.

          (f)  CONSENTS AND AUTHORIZATIONS. Other than the filing required under
     Section 1.04, the Company shall have delivered to FNNI written confirmation of all notices, filings, consents, approvals, including bank and other regulatory approvals, permits, authorizations or orders of and all registrations, declarations or filings with third parties, including creditors, contract parties or public or Governmental Authorities (collectively the "Consents"), necessary for the authorization, execution and delivery of this Agreement by the Company or the consummation by the Company or the Subsidiaries of the transactions contemplated by this Agreement, except for such Consents, the absence of which would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

          (g) OPINION OF COUNSEL. The Company shall have delivered to FNNI an opinion of counsel to the Company substantially of the form and content set forth in Exhibit B, addressed to FNNI and dated as of the Closing Date.

          (h) APPRAISAL RIGHTS. The holders of not more than 10% of the Company Common Stock shall have validly asserted appraisal rights under the DGCL.

          (i) COMPANY STOCK. The Company shall have no more than 4,639,026 shares of Company Common Stock outstanding on a fully diluted basis as of the Closing Date, including any shares of Company Common Stock issued after the date hereof upon the exercise of Options which are outstanding on the date hereof or pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

          (j) WILLIAM BLAIR. William Blair shall have delivered to FNNI a receipt, in a form reasonably satisfactory to FNNI, executed by William Blair acknowledging receipt of any and all amounts due.

          (k) CERTIFICATE OF MERGER. The Company shall deliver to FNNI a fully executed Certificate of Merger and written evidence that the Merger has been approved by at least the portion of the Company's stockholders as required by corporate law.

          (l) MINIMUM EQUITY. On the Closing Date: (i) the Company's stockholders' equity reported on the consolidated interim financial statements prepared and delivered pursuant to Section 5.03 as of the month end immediately preceding the Closing Date shall equal or exceed $46,000,000; provided, however, that any adjustment that is made to the Company's loan loss reserve pursuant to Section 5.07 shall not be considered in determining the Company's minimum equity under this Section.

          (m) OTHER DOCUMENTS. The Company shall have delivered to FNNI all other documents reasonably requested by FNNI and contemplated by this Agreement or required to be delivered by the Company to FNNI pursuant to this Agreement and not previously delivered.

     SECTION 7.02. CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by the Company in its sole discretion.

          (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of FNNI and First National Illinois contained in this Agreement shall be correct and complete in all material respects as of the Closing Date as if made on the Closing Date.

          (b) PERFORMANCE OF AGREEMENTS. FNNI and First National Illinois shall have performed, complied with and satisfied in all material respects all covenants and agreements required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing Date.

          (c) FNNI AND FIRST NATIONAL ILLINOIS' CLOSING CERTIFICATE. FNNI shall furnish a certificate, signed by a senior executive officer of FNNI and First National Illinois and dated the Closing Date, to the effect that the conditions specified in paragraphs (a) and (b) of this Section 7.02 have been satisfied.

          (d) SECRETARY'S CERTIFICATE. Each of FNNI and First National Illinois shall have furnished a certificate of its secretary dated as of the Closing Date certifying as to:

               (i) the resolutions of the company's board of directors or managing member authorizing the execution, delivery and performance of this Agreement by FNNI and First National Illinois, with copies of such resolutions attached thereto; and

               (ii) the incumbency of its officers executing this Agreement and the documents delivered at Closing.

          (e) NO INJUNCTIONS, ORDERS OR RESTRAINTS; ILLEGALITY. No Injunction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Merger; provided, however, that prior to invoking this condition, the Company shall use its reasonable best efforts to have any such Injunction vacated.

          (f)  CONSENTS AND AUTHORIZATIONS. Other than the filing required under
     Section 1.04, FNNI shall have delivered to the Company written confirmation of all Consents necessary for the authorization, execution and delivery of this Agreement by FNNI or First National Illinois or the consummation by FNNI or First National Illinois of the transactions contemplated by this Agreement, except for such Consents, the absence of which would not have a Material Adverse Effect on FNNI and its subsidiaries taken as a whole.

          (g) OPINION OF COUNSEL. FNNI shall have delivered to the Company an opinion of counsel to FNNI substantially of the form and content set forth in Exhibit C, addressed to the Company and dated as of the Closing Date.

          (h) PURCHASE PRICE. Deposit of the aggregate Merger Consideration and the aggregate Option Consideration to the Paying Agent shall have been made pursuant to Article II hereof.

                                  ARTICLE VIII

                                   TERMINATION

     SECTION 8.01. TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a) by the mutual written consent of the Company and FNNI by action of their respective boards of directors;

          (b) by FNNI within ten days after completion of the Due Diligence Review if FNNI discovers information from which a reasonable buyer would conclude that the business, results of operations or financial condition of the Company or any Subsidiary are, in the aggregate, materially different than as described in the Company SEC Reports, the 2000 Financial Statements and the representations and warranties in this Agreement (including the Schedules hereto);

          (c) by either the Company or FNNI if (i) the Effective Time shall not have occurred on or before March 31, 2002 and (ii) the Party seeking to terminate this Agreement pursuant to this Section 8.01 shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

          (d) by either the Company or FNNI if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and nonappealable and the Party seeking to terminate this Agreement pursuant to this Section 8.01(d) shall have used its reasonable best efforts to remove such injunction, order or decree;

          (e) by the Company if the stockholders of the Company fail to approve the Merger at the Company Meeting or at any adjournment thereof;

          (f) by the Company if the board of directors of the Company reasonably determines that a Purchase Proposal constitutes a Superior Proposal and the Company pays to FNNI the amount specified in Section 8.02 within the time period specified in Section 8.02;

          (g) by FNNI if the board of directors of the Company shall have (i) withdrawn or modified in a manner adverse to FNNI its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any Purchase Proposal;

          (h) by FNNI if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced prior to the Company Meeting, and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 under the Exchange Act; or

          (i) by either the Company or FNNI if there shall have been a material breach by the other of any of its respective representations or warranties (as such representations or warranties made by the Company may be modified by the Disclosure Schedules, as updated pursuant to Section 6.07), or covenants or agreements contained in this Agreement, which if not cured would cause the respective conditions set forth in Article VII, as the case may be, not to be satisfied, and such breach is incapable of being cured or shall not have been cured within 30 days after notice thereof shall have been received by the Party alleged to be in breach.

     In the event of termination of this Agreement pursuant to this Section 8.01, this Agreement shall terminate (except for the confidentiality provisions contained in Section 5.02 and the provisions of Sections 8.02 and 9.10), and there shall be no other liability on the part of the Company or FNNI to the other except liability arising out of an intentional breach of this Agreement or as provided for in the Confidentiality Letter.

     SECTION 8.02. FNNI TERMINATION FEE AND EXPENSES. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 8.01(g), then the Company shall pay to FNNI a fee of $2,400,000. Additionally, in the event this Agreement is terminated by the Company pursuant to Section 8.01(g), then the Company shall reimburse FNNI for its out of pocket expenses incurred in connection with the transactions set forth in this Agreement. Such fee and expense reimbursement shall be payable in immediately available funds on the second business day following the termination of this Agreement.

     SECTION 8.03. COMPANY LIQUIDATED DAMAGES. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (a) by FNNI pursuant to Section 8.01(i), then Company shall pay to FNNI liquidated damages in the amount of $1,000,000 to reimburse FNNI for its reasonably anticipated expenses incurred in connection with the transactions set forth in this Agreement, or (b) by the Company pursuant to Section 8.01(i), then FNNI shall pay to the Company liquidated damages in the amount of $1,000,000 to reimburse the Company for its reasonably anticipated expenses incurred in connection with the transactions set forth in this Agreement. Such liquidated damages shall be payable in immediately available funds on the second business day following the termination of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

     SECTION 9.02. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     SECTION 9.03. JURISDICTION. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 9.04. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if delivered personally at the address set forth below for the intended recipient during normal business hours at such address, if sent by facsimile transmission to the respective number set forth below with telephone confirmation of receipt or if sent by recognized overnight courier or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               FNNI:      Mr. Daniel K. O'Neill
                          First National of Nebraska, Inc.
                          One First National Center
                          16th & Dodge Streets
                          Omaha, NE  68102
                          (402) 341-2535 (Telephone)
                          (402) 341-4530 (Facsimile)

                          Mr. Timothy D. Hart
                          First National of Nebraska, Inc.
                          One First National Center
                          16th & Dodge Streets
                          Omaha, NE  68102
                          (402) 341-0500  (Telephone)
                          (402) 342-4332  (Facsimile)

                          Jeffrey T. Wegner, Esq.
                          Kutak Rock LLP
                          1650 Farnam Street
                          Omaha, NE  68102
                          (402) 231-8814 (Telephone)
                          (402) 346-1148 (Facsimile)

               Company:   Mr. John W. Castle
                          Castle BancGroup, Inc.
                          121 West Lincoln Highway
                          DeKalb, IL  60115
                          (815) 758-7007 (Telephone)
                          (815) 758-7008 (Facsimile)

                          Gary L. Mowder, Esq.
                          Schiff Hardin & Waite
                          6600 Sears Tower
                          Chicago, IL  60606
                          (312) 258-5514 (Telephone)
                          (312) 258-5700 (Facsimile)

Each communication made in accordance with this Section 9.04 shall be deemed given upon delivery, upon confirmation of receipt of facsimile transmission, one business day after deposit with a nationally recognized overnight delivery service or two business days after deposit for mailing in a United States post office.

     SECTION 9.05. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     SECTION 9.06. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     SECTION 9.07. ENFORCEMENT OF AGREEMENT. The Parties recognize and hereby acknowledge that it may be impossible to measure in money the damages that would result to a Party by reason of the failure of any of the Parties to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if any Party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Party against which such action or proceeding is brought hereby waives the claim or defense that the Party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance. The Parties agree that this provision is without prejudice to any other rights that the Parties may have for any failure to perform this Agreement.

     SECTION 9.08. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 6.08, is not intended to and shall not confer upon any person other than the Parties any rights or remedies hereunder.

     SECTION 9.09. HEADINGS. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever.

     SECTION 9.10. FEES AND EXPENSES. The Parties agree that except as provided in Section 8.02, each of the Company and FNNI shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that any and all fees, of whatsoever nature, payable by the Company including any and all fees to William Blair, those for all Parties' attorneys, accountants, investment bankers, any fees to consultants relating to this Agreement or to the transaction, including such fees for a fairness opinion, and any brokerage fees incurred and/or paid by the Company relating to this Agreement or to the Merger, including any such fees relating to any special committee or special counsel to the board of directors shall be accrued or paid prior to Closing.

     SECTION 9.11. AMENDMENT OR SUPPLEMENT. At any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented by a writing signed by each of the Parties with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval or any amendment or change not permitted under applicable law.

     SECTION 9.12. EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Effective Time, any Party may:

          (a) extend the time for the performance of any of the obligations or acts of any other Party;

          (b) waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto; or

          (c) waive compliance with any of the agreements or conditions of any other Party contained herein.

     Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

     SECTION 9.13. TIMING. Time is of the essence with regard to this Agreement.

                                    ARTICLE X

                                   DEFINITIONS

     SECTION 10.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Company Material Contracts" shall mean any written contract or other arrangement to which the Company or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

     "Disclosure Schedule" shall mean the disclosures of the Company set forth in Annex I, as may be updated pursuant to Section 6.07.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Governmental Authorities" shall mean any department, division, branch, office or official of a duly elected or appointed governmental office of any country, state, province, county, parish or municipality.

     "Intellectual Property" shall mean patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     "Knowledge" shall mean, with respect to the Company, the knowledge of each of the Chairman of the Board, the President and Chief Executive Officer, the Vice President and Controller, and the Regional Vice Presidents for the Southern and Central Regions, respectively, of the Company, in each case which such person actually knows about the subject without independent investigation.

     "Lien" shall mean any encumbrance, security interest, secured claim, mortgage, deed of trust or charge upon an asset whether consensual, statutory or the result of a court order or judgment.

     "Material Adverse Effect" shall mean, with respect to a Party, such state of facts, event, change or effect that has had, or would reasonably be expected to have, an adverse effect (i) with respect to the Company, of at least $300,000 on the business, results of operations or financial condition thereof and which results in the failure by the Company to satisfy the condition set forth in
Section 7.01(l), or (ii) on the validity or enforceability of this Agreement or the ability of such Party to perform its obligations hereunder in a timely fashion, provided that changes, circumstances or effects relating to the economy in general or the general economic conditions within the industry in which the Company and the Subsidiaries operate shall not give rise to a Material Adverse Effect.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Tax" shall mean any federal, state or local gross receipts, license, payroll, employment, excise, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum tax, or any other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

     SECTION 10.02. CONSTRUCTION. All capitalized words or terms herein have the meaning ascribed to them as immediately thereafter. All references in this Agreement to particular

Articles or Sections are references to the Articles or Sections of this Agreement, unless some other references are clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (a) words describing the singular number shall include the plural and vice versa, (b) words denoting any gender shall include all genders and (c) the word "including" shall mean "including, without limitation." This Agreement and the other instruments and documents to be delivered pursuant hereto shall not be construed more favorably against one Party than the other based on who drafted the same, it being acknowledged that all Parties contributed meaningfully to the drafting of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                      FIRST NATIONAL OF NEBRASKA, INC.


                                      By: /s/ Daniel K. O'Neill
                                      Name    Daniel K. O'Neill
                                      Title   Senior Vice President


                                      FIRST NATIONAL OF ILLINOIS, INC.


                                      By: /s/ Daniel K. O'Neill
                                      Name    Daniel K. O'Neill
                                      Title   Senior Vice President


                                      CASTLE BANCGROUP, INC.


                                      By: /s/ John W. Castle
                                      Name    John W. Castle
                                      Title   Chairman of the Board

                                  ATTACHMENT A

                             ADDENDUM SIGNATURE PAGE


     To induce First National of Nebraska, Inc. ("FNNI") and First National of Illinois, Inc. ("First National Illinois") to enter into the Agreement and Plan of Merger dated as of September 7, 2001 (the "Merger Agreement") among FNNI, First National Illinois and Castle BancGroup, Inc. (the "Company"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Significant Stockholders of the Company hereby each agrees to the provisions of Section 5.10 of the Merger Agreement and further hereby agrees, at a properly called meeting of Company stockholders or by a written consent of Company stockholders, each will vote to approve the Merger described in the Merger Agreement, a copy of which is attached hereto. (The signatures of these Significant Stockholders are for the sole purpose of approving the Merger, and no other purpose, and no Party shall assert or imply any other purpose to such signatures.)




By: /s/ John W. Castle                          By: /s/ Amy W. Castle
John W. Castle, 453,279 shares                  Amy W. Castle, 16,798 shares
Amy W. Castle 1992 Trust, 90,000 shares
David B. Castle 1992 Trust, 90,000 shares
Harry D. Castle 1992 Trust, 90,000 shares       By: /s/ David B. Castle
John L. Castle 1992 Trust, 90,000 shares        David B. Castle, 34,846 shares


By: /s/ Amy W. Castle                           By: /s/ Harry D. Castle
Amy W. Castle, co-trustee                       Harry D. Castle, 16,798 shares


By: /s/ David B. Castle                         By: /s/ John L. Castle
David B. Castle, co-trustee                     John L. Castle, 16,798 shares


By: /s/ Harry D. Castle                         By: /s/ James N. McInnes
Harry D. Castle, co-trustee                     James N. McInnes, 264,278 shares


By: /s/ John L. Castle
John L. Castle, co-trustee

By: /s/ Ernest A. Basler                        By: /s/ Ernest A. Basler
Ernest A. Basler, 60,676 shares


By: /s/ Shirley M. Basler                       By: /s/ Shirley M. Basler
Shirley M. Basler, 24,000 shares                Ernest A. Basler and
                                                Shirley M. Basler,
                                                202,450 shares

                                                 APPENDIX B: OPINION OF
                                                 WILLIAM BLAIR & COMPANY, L.L.C.



                      [WILLIAM BLAIR & COMPANY LETTERHEAD]




                                September 7, 2001

Board of Directors
Castle BancGroup, Inc.
121 West Lincoln Highway
De Kalb, IL 60115

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than First National of Nebraska) (collectively the "Stockholders") of Castle BancGroup, Inc. ("Castle") of the $18.00 per share in cash, subject to adjustment as set forth in the Agreement (defined hereafter), (the "Merger Consideration") proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger dated as of September 7, 2001 (the "Agreement") by and among First National of Nebraska, Incorporated ("FINN") and Castle. Pursuant to the terms of and subject to the conditions set forth in the Agreement, Castle will be merged into FINN and each share of common stock of Castle, $0.33 par value per share, will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

         In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Agreement; (b) certain of Castle's publicly available financial information as well as certain of Castle's internal management reports; (c) Castle's management-prepared financial forecast for 2001 (the "Forecast"); (d) current and historical market prices and trading volumes of the common stock of Castle; (e) recent market and financial information of certain publicly traded companies Blair deemed relevant; (f) information regarding publicly available financial terms of certain other banking-industry merger-and-acquisition transactions Blair deemed relevant; and (g) certain other publicly available information on each of Castle and FINN. We have also held discussions with members of the senior management of Castle to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment-banking procedures and considerations as we have deemed relevant.

         In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecast provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of Castle or FINN. We have assumed that all of the financial data, including the Forecast, provided by Castle and examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Castle. In that regard, we have assumed, with your consent, that (i) the Forecast will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets

Board of Directors                                                      Page Two
September 7, 2001


and liabilities (contingent or otherwise) of Castle are as set forth in Castle's financial statements or other information made available to us. We express no opinion with respect to the Forecast or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to Castle, and have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by Castle.

         William Blair & Company, L.L.C. has been engaged in the investment-banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of Castle for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to Castle in connection with the Merger and will receive a fee from Castle for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, Castle has agreed to indemnify us against certain liabilities arising out of our engagement.

         Our investment-banking services and our opinion were provided for the use and benefit of Castle's Board of Directors in connection with its consideration of the transaction contemplated by the Agreement. Our opinion is limited to the fairness, from a financial point of view, to the stockholders of Castle of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by Castle to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. We express no opinion as to the fairness of any term or aspect of the Merger and related transactions other than the fairness of the Merger Consideration. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders by Castle with respect to the Merger.

         Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders other than FINN.


                                                Very truly yours,


                                                /s/ William Blair & Company, LLC
                                                --------------------------------
                                                 WILLIAM BLAIR & COMPANY, L.L.C.

         APPENDIX C: SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

         262 Appraisal Rights.-(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.


         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                             CASTLE BANCGROUP, INC.

               Proxy Solicited on Behalf of the Board of Directors

       For Special Meeting of Stockholders to be Held on December 20, 2001

            The undersigned hereby appoint(s) John W. Castle and Dewey R. Yaeger, each with the power to act without the other and with full power of substitution, as the attorneys and proxies of the undersigned to represent and vote all shares of common stock of Castle BancGroup, Inc. (the "Corporation"), standing in the name of the undersigned at the close of business on November 16, 2001, at the Special Meeting of Stockholders of the Corporation to be held on December 20, 2001 or at any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present on all matters coming before said meeting, as follows:

          (Continued, and to be signed and dated, on the reverse side)


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                             Castle BancGroup, Inc.

                                December 20, 2001



                 Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.

1. To adopt the Agreement and Plan of Merger, dated as of September 7, 2001, by and among First National of Nebraska, Inc., First National of Illinois, Inc. (a wholly owned subsidiary of First National of Nebraska), and Castle BancGroup, Inc., as more fully described in the accompanying proxy statement.

     FOR adoption                AGAINST                      ABSTAIN from
[ ]  of the merger      [ ]  adoption of the           [ ]  vote on the merger
      agreement              merger agreement                  agreement

2. In his/her discretion, a proxy is authorized to vote upon such other business as may properly come before the meeting; provided, however, if a proposal to adjourn the meeting is properly presented, a proxy will not have discretion to vote in favor of the adjournment proposal any shares of common stock which have been voted against adoption of the merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT.

THIS PROXY MAY BE REVOKED BEFORE THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.

Please sign below, date and return promptly.

Please check the following box if you plan to attend the meeting. [ ]


Signature:             Signature if held jointly:        Dated:
                                                                          , 2001
----------------       ----------------------------      -----------------

IMPORTANT: Please sign exactly as your name or names appear(s) hereon. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign your name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.